Exhibit 4.35

1. Shipbroker N/A		2. Place and date 4 June 2024
3.          Owners/Place of business (Cl. 1)

HAO LEO LIMITED, a corporation incorporated in the Republic of Liberia with registration number C-127273 and registered office address at 80 Broad Street, Monrovia, the Republic of Liberia

4.          Bareboat Charterers/Place of business (Cl. 1)

Hellas Ocean Navigation Co., a corporation incorporated in the Republic of Liberia with registration number C-122545 and registered address at 80 Broad Street, Monrovia, the Republic of Liberia

5. Vessel’s name, call sign and ﬂag (Cl. 1 and 3) Hellasship Call sign: 5LAL4 Republic of Liberia
6. Type of Vessel BULK CARRIER		7. GT/NT 92,752/60,504
8 When/Where built 2012		9. Total DWT (abt.) in metric tons on summer freeboard 181.325mt
10. Classification Society (Cl. 3) DNV		11. Date of last special survey by the Vessel’s classification society TBA
12. Further particulars of Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to Cl. 3) N/A
13. Port or Place of delivery (Cl. 3) Back to back with MOA delivery at such location as agreed under clause 5 of the MOA	14. Time for delivery (Cl. 4) SEE CLAUSE 34	15. Cancelling date (Cl. 5) SEE CLAUSE 33
16. Port or Place of redelivery (Cl. 15) SEE CLAUSE 41		17. No. of months' validity of trading and class certificates upon redelivery (Cl. 15) THREE (3) MONTHS

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

18. Running days’ notice if other than stated in Cl. 4 N/A	19. Frequency of dry-docking (Cl. 10(g)) In accordance with the Classiﬁcation Society or Flag State requirements
20. Trading limits (Cl. 6) Worldwide within International Navigating Limits, please also see clauses 48.1(r)
21. Charter period (Cl. 2) SEE CLAUSE 32	22. Charter hire (Cl. 11) SEE CLAUSE 36
23. New class and other safety requirements (state percentage of Vessel's insurance value acc. to Box 29)(Cl. 10(a)(ii)) N/A
24. ~~Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV~~	25. Currency and method of payment (Cl. 11) USD/BANK TRANSFER
26. Place of payment; also state beneficiary and bank account (Cl. 11) SEE CLAUSE 36	27. Bank guarantee/bond (sum and place) (Cl. 24) (optional) N/A
28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12) SEE CLAUSE 12(b)	29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies) SEE CLAUSE 39 - CLAUSE 14 DOES NOT APPLY
30. Additional insurance cover, if any, for Owners’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) SEE CLAUSE 39	31. Additional insurance cover, if any, for Charterers’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) SEE CLAUSE 39
32. Latent defects (only to be filled in if period other than stated in Cl. 3) N/A	33. Brokerage commission and to whom payable (Cl. 27) N/A
34. Grace period (state number of clear banking days) (Cl. 28) N/A	35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) choose an item SEE CLAUSE 30(a)
36. War cancellation (indicate countries agreed) (Cl. 26(f)) N/A
37. Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional) No, Part III does not apply	38. Name and place of Builders (only to be filled in if PART III applies) N/A
39. Vessel’s Yard Building No. (only to be filled in if PART III applies) N/A	40. Date of Building Contract (only to be filled in if PART III applies) N/A

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) (a) N/A (b) (c)
42. Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional) NO, PART IV DOES NOT APPLY	43. Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional) NO, PART V DOES NOT APPLY
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) N/A	45. Country of the Underlying Registry (only to be filled in if PART V applies) N/A
46. Number of additional clauses covering special provisions, if agreed CLAUSE 32 TO CLAUSE 61

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conﬂict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conﬂict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conﬂict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conﬂict but no further.

Signature (Owners) /s/ Yang Guangyi Yang Guangyi Attorney-in-fact	Signature (Charterers) /s/ Stavros Gyftakis Stavros Gyftakis Attorney-in-fact

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
1       1.      Deﬁnitions

2                In this Charter, the following terms shall have the meanings hereby assigned to them:

3                “The Owners” shall mean the party identified in Box 3;

4                “The Charterers” shall mean the party identified in Box 4;

5                “The Vessel” shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12.

6                ~~“Financial Instrument” means the mortgage, deed of covenant or other such financial security instrument as~~
7                ~~annexed to this Charter and stated in Box 28.~~

8       2.      Charter Period

9                In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to
10              hire the Vessel for the period stated in Box 21 (“The Charter Period”). See also Clause 32.

11     3.      Delivery

12              (not applicable when Part III applies, as indicated in Box 37)

13     ~~(a)     The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in~~
14              ~~every respect ready in hull, machinery and equipment for service under this Charter.~~

15              The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in
16              Box 13 ~~in such ready safe berth as the Charterers may direct.~~

17     (b)     The Vessel shall be properly documented on delivery in accordance with the laws of the ﬂag state indicated in
18              Box 5 and the requirements of the classification society stated in Box 10. ~~The Vessel upon delivery shall have her~~
19              ~~survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box~~
~~20              12.~~

21     (c)     The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a
22              full performance by the Owners of all the Owners’ obligations under this Clause 3, and thereafter the Charterers
23              shall not be entitled to make or assert any claim against the Owners on account of any conditions,
24              representations or warranties expressed or implied with respect to the Vessel. ~~but the Owners shall be liable for~~
25              ~~the cost of but not the time for repairs or renewals occasioned by latent defects in the Vessel, her machinery or~~
26              ~~appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested~~
27              ~~themselves within twelve (12) months after delivery unless otherwise provided in Box 32.~~

28     4.      Time for Delivery (See Clause 34)

29              ~~(not applicable when Part III applies, as indicated in Box 37)~~

30               ~~The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers’ consent and the~~
31              ~~Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15.~~

32              ~~Unless otherwise agreed in Box 18, the Owners shall give the Charterers not less than thirty (30) running days’~~
33              ~~preliminary and not less than fourteen (14) running days’ definite notice of the date on which the Vessel is~~
34              ~~expected to be ready for delivery. The Owners shall keep the Charterers closely advised of possible changes in~~
35              ~~the Vessel’s position.~~

36     5.      Cancelling (See Clause 33)

37              ~~(not applicable when Part III applies, as indicated in Box 37)~~

38    ~~(a)      Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the~~
39              ~~option of cancelling this Charter by giving the Owners notice of cancellation within thirty-six (36) running hours~~
40              ~~after the cancelling date stated in Box 15, failing which this Charter shall remain in full force and eﬀect.~~

41   ~~(b)      If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in~~
42              ~~a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to~~
43              ~~the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared~~
44              ~~within one hundred and sixty-eight (168) running hours of the receipt by the Charterers of such notice or within~~
45              ~~thirty-six (36) running hours after the cancelling date, whichever is the earlier. If the Charterers do not then~~
46              ~~exercise their option of cancelling, the seventh day after the readiness date stated in the Owners’ notice shall be~~
47              ~~substituted for the cancelling date indicated in Box 15 for the purpose of this Clause 5.~~

48     ~~(c)     Cancellation under this Clause 5 shall be without prejudice to any claim the Charterers may otherwise have on~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
49              ~~the Owners under this Charter~~.

50     6.      Trading Restrictions

51              The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise operating within the trading
52              limits indicated in Box 20.

53              The Charterers undertake not to employ the Vessel or suﬀer the Vessel to be employed otherwise than in
54              conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein)
55              without first obtaining the consent of the insurers to such employment and complying with such requirements
56              as to extra premium or otherwise as the insurers may prescribe.

57              The Charterers also undertake not to employ the Vessel or suﬀer her employment in any trade or business which
58              is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or
59              prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction,
60              seizure or confiscation.

61              Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive
62              products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter.
63              This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial,
64              agricultural, medical or scientific purposes provided the Owners’ prior approval has been obtained to loading
65               thereof.

66     7.      Surveys on ~~Delivery and~~ Redelivery

67              ~~(not applicable when Part III applies, as indicated in Box 37)~~

68     -        Between 30 to 45 days prior to re-delivery of the Vessel (or such other date as may be mutually agreed between the Owners and the Charterers), the Owners and the Charterers shall jointly agree upon the appointment of an independent surveyor for the purpose of determining in writing the condition of the Vessel at the time of redelivery hereunder. The surveyor, whose decision shall be final and binding on both parties, shall report in writing to the Charterers and the Owners, specifying all items, if any, which have not been properly maintained in accordance with the terms and conditions of the Charter and the work required to correct such deficiencies. The costs of such a surveyor shall be borne by the Charterers. In the event that the parties are not able to agree upon a single surveyor, each shall appoint their own and the two surveyors so appointed shall conduct a joint survey of the Vessel. In such event, each party shall pay their own appointed surveyor's costs. The survey shall be carried out at the port of redelivery and in Charterer's time. This clause shall not apply if the Charterers exercise their Purchase Option or Purchase Obligation as set out in Clauses 49 and 50 respectively. ~~The Owners and Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing~~
69              ~~the condition of the Vessel at the time of delivery and redelivery hereunder. The Owners shall bear all expenses~~
70              ~~of the On-hire Survey including loss of time, if any, and the Charterers shall bear all expenses of the Oﬀ-hire~~
71              ~~Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rata thereof~~.

72     8.      Inspection

73              The Owners shall have the right at any time after giving reasonable notice in writing to the Charterers to inspect or survey
74              the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf:

75     (a)     to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and
76              maintained. The Charterers shall pay for ~~T~~the costs and fees for such inspection or survey up to once every calendar year. For such inspection or survey carried out for the second or subsequent time within a calendar year, without prejudice to paragraphs (b) to (d) below in this Clause, the costs and fees incurred shall be paid by the Owners unless the Vessel is
77              found to require material repairs or maintenance in order to achieve the condition so provided(in which case the Charterers shall pay the costs and fees of such inspection or survey);

78     (b)     in dry-dock if the Charterers have not dry-docked Her in accordance with Clause 10(g). The costs and fees for
79              such inspection or survey shall be paid by the Charterers up to once every calendar year (with the Owners bearing the costs and fees for any subsequent inspection made on the same basis in respect of the Vessel in dry-dock within the same calendar year); ~~and~~

80     (c)     for any other commercial reason they consider necessary (provided it does not unduly interfere with the
81              commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the
82              Owners; and.-
(d) the Owner shall be entitled to exercise its rights of inspection or survey under this Clause at any time following the occurrence of a Termination Event which is continuing, after giving reasonable notice in writing to the Charterers (and in such case the costs and fees for such inspection or survey shall be paid by the Charterers).

83              All time used in respect of inspection, survey or repairs shall be for the Charterers’ account and form part of the
84              Charter Period. The Charterers shall provide all due and necessary assistance to facilitate the Owners or Owners' surveyor's inspection of the Vessel in accordance with this Clause.

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
85              The Charterers shall also permit the Owners to inspect the Vessel’s log books whenever requested and shall
86              whenever required by the Owners furnish them with full information regarding any casualties or other accidents
87              or damage to the Vessel.

88     9.      Inventories, Oil and Stores

89              A complete inventory of the Vessel’s entire equipment, outfit including spare parts, appliances and of all
90              consumable stores on board the Vessel shall be made by the Charterers i~~n conjunction with the Owners~~ on
91              delivery and again on redelivery of the Vessel. The Charterers ~~and the Owners, respectively~~, shall at the time of
92              delivery ~~and redelivery~~ take over ~~and pay for~~ all bunkers, lubricating oil, unbroached provisions, paints, ropes
93              and other consumable stores (excluding spare parts) in the said Vessel ~~at the then current market prices~~ at the
94              ports of delivery ~~and redelivery, respectively~~. The Charterers shall ensure that all spare parts listed in the
95              inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel (if applicable) to the Owners.

96     10.    Maintenance and Operation

97     (a)     (i) Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the
98              absolute disposal for all purposes of the Charterers and under their complete control in every respect. The
99              Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of
100            repair, in efficient operating condition and in accordance with good commercial maintenance practice and,
101            ~~except as provided for in Clause 14(l),~~ if applicable, at their own expense they shall at all times keep the Vessel’s
102            Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary
103            certificates in force at all times.

104            (ii) New Class and Other Safety Requirements - In the event of any improvement, structural changes or new
105            equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation, the Charterers shall ensure that the same are complied with and the time and cost of compliance shall be on the Charterers' account. ~~class requirements~~
106            ~~or by compulsory legislation costing (excluding the Charterers’ loss of time) more than the percentage stated in~~
107            ~~Box 23, or if Box 23 is left blank, 5 per cent of the Vessel’s insurance value as stated in Box 29, then the extent, if~~
108            ~~any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between~~
109            ~~the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the~~
110            ~~Charterers having regard, inter alia, to the length of the period remaining under this Charter shall, in the absence~~
111            ~~of agreement, be referred to the dispute resolution method agreed in Clause 30.~~

112            (iii) Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party
113            liabilities as required by any government, including federal, state or municipal or other division or authority
114            thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place,
115            territorial or contiguous waters of any country, state or municipality in performance of this Charter without any
116            delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such
117            government or division or authority thereof.

118            The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy
119            such requirements at the Charterers’ sole expense and the Charterers shall indemnify the Owners against all
120            consequences whatsoever (including loss of time) for any failure or inability to do so.

121   (b)    Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual,
122            navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they
123            shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of
124            the Vessel under this Charter, including annual ﬂag state fees and any foreign general municipality and/or state
125            taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes
126            whatsoever, even if for any reason appointed by the Owners.

127            Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel’s
128            ﬂag or any other applicable law.

129   (c)      The Charterers shall keep the Owners and any~~the~~ mortgagee(s) advised of the intended employment, planned dry-
130            docking and major repairs of the Vessel, as reasonably required.

131   (d)    Flag and Name of Vessel – During the Charter Period, the Charterers shall have the liberty to paint the Vessel in
132            their own colours, install and display their funnel insignia and ﬂy their own house ﬂag. The Charterers shall also
133            have the liberty, with the Owners’ consent, ~~which shall not be unreasonably withheld~~ and which, subject to Clause 42.4, shall be granted in the case of the relevant Flag State, to change the ﬂag and/or
134            the name of the Vessel during the Charter Period. Painting and re-painting, instalment and re-instalment,
135            registration and re-registration, ~~if required by the Owners~~, shall be at the Charterers’ expense and time.

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PART II
136   (e)     Changes to the Vessel – Subject to Clause 10(a)(ii), the Charterers shall make no structural changes in the Vessel
137            or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing
138            the Owners’ approval thereof (such approval not to be unreasonably withheld or delayed). ~~If the Owners so agree, the Charterers~~
                  ~~shall, if the Owners so require, restore the~~
139            ~~Vessel to its former condition before the termination of this Charter~~.

140   (f)     Use of the Vessel’s Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment,
141            and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent
142            shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary
143            wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such items of
144            equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs
145            to or replacement of any damaged, worn or lost parts or equipment be eﬀected in such manner (both as regards
146            workmanship and quality of materials) as not to diminish the value of the Vessel. Title of any equipment so replaced shall, unless agreed between the Owners and the Charterers, remain with the Owners. The Charterers have the right
147            to fit additional equipment at their expense and risk (provided that no structural damage is caused to the Vessel by reason of such installation) and~~but~~ the Charterers shall, at their expense remove such equipment and make good any damage caused by the fitting or removal of such additional equipment ~~at the end~~
148            ~~of the period~~ if requested by the Owners at the time of redelivery of the Vessel. Any equipment including radio equipment on hire on the Vessel at
149            time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations
150            and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners
151            for all expenses incurred in connection therewith, also for any new equipment required in order to comply with
152            radio regulations.

153   (g)     Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts
154            whenever the same may be necessary in accordance with Classification Society or Flag State requirements, but not less than once ~~during the period stated in Box 19 or, if Box 19 has~~
155            ~~been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the~~
156            ~~Classification Society or ﬂag state.~~

157  11.     Hire  (See Clause 36)

158   ~~(a)     The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter in respect~~
159            ~~of which time shall be of the essence.~~

\~~160 (b)     The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount indicated in Box 22~~
~~161            which shall be payable not later than every thirty (30) running days in advance, the first lump sum being payable~~
~~162            on the date and hour of the Vessel’s delivery to the Charterers. Hire shall be paid continuously throughout the~~
~~163            Charter Period.~~

~~164   (c)     Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25~~
~~165            and at the place mentioned in Box 26.~~

~~166   (d)     Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally~~
~~167            according to the number of days and hours remaining before redelivery and advance payment to be eﬀected~~
~~168            accordingly~~.

~~169   (e)     Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of~~.
~~170            The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last~~
~~171            reported or when the Vessel is posted as missing by Lloyd’s, whichever occurs first. Any hire paid in advance to~~
~~172            be adjusted accordingly~~.

~~173   (f)     Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 24. If~~
~~174            Box 24 has not been filled in, the three months Interbank oﬀered rate in London (LIBOR or its successor) for the~~
~~175            currency stated in Box 25, as quoted by the British Bankers’ Association (BBA) on the date when the hire fell due,~~
~~176            increased by 2 per cent, shall apply~~.

~~177   (g)    Payment of interest due under sub-clause 11(f) shall be made within seven (7) running days of the date of the~~
~~178            Owners’ invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire~~
~~179            payment date~~.

~~180~~   12.    Mortgage

~~181            (only to apply if Box 28 has been appropriately filled in)~~

~~182   (a)*   The Owners warrant that they have not eﬀected any mortgage(s) of the Vessel and that they shall not eﬀect any~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
~~183            mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~

~~184~~   (b)*   The Vessel chartered under this Charter may be ~~is~~ financed by ~~a~~ mortgage(s) according to the Financial Instruments.

~~185~~             The Charterers undertake to comply, and provide such information and documents to enable the Owners to
~~186~~            comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and
~~187~~            maintenance of the Vessel as laid down in the Financial Instruments or as may be directed from time to time
~~188~~            during the currency of the Charter by the mortgagee(s) in conformity with each~~the~~ Financial Instrument (if any) as long as the requested information and documents are reasonably required. The
~~189~~            Charterers ~~confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions~~
~~190            and provisions of the Financial Instrument and~~ agree to acknowledge each Financial Instrument (if any) ~~this~~ in writing in any form that may be reasonably
~~191~~            required by the mortgagee(s). ~~The Owners warrant that they have not eﬀected any mortgage(s) other than stated~~
~~192            in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or eﬀect any~~
~~193            other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~

~~194            *(Optional, Clauses 12(a) and 12(b) are alternatives; indicate alternative agreed in Box 28).~~

~~195~~   13.    Insurance and Repairs  (See also Clause 39)

~~196~~   (a)    Without prejudice to Clause 39, d~~D~~uring the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and
~~197~~            machinery, war and Protection and Indemnity risks (and any risks against which it is compulsory to insure for the
~~198~~            operation of the Vessel, including but not limited to maintaining financial security in accordance with sub-clause 10(a)(iii)) in such
~~199~~            form as the Owners shall in writing approve, which approval shall not be unreasonably withheld. Such insurances
~~200~~            shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the
~~201~~            mortgagee(s) (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any
~~202~~            managers they may appoint. Insurance policies shall cover the Owners and the Charterers according to their
~~203~~            respective interests.

~~204~~            Subject to the provisions of ~~the Financial Instrument, if any~~, the agreed loss payable clauses, and the approval of the Owners and the insurers,
~~205~~            the Charterers shall eﬀect all insured repairs and shall undertake settlement and reimbursement from the
~~206~~            insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the
~~207~~            extent of coverage under the insurances herein provided for.

~~208~~            The Charterers also to remain responsible for and to eﬀect repairs and settlement of costs and expenses incurred
~~209~~            thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible
~~210~~            franchise(s) or deductibles provided for in the insurances.

~~211~~            All time used for repairs under the provisions of sub-clause 13(a) and for repairs of latent defects according to
~~212~~            Clause 3(c) above, including any deviation, shall be for the Charterers’ account.

~~213   (b)    If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall~~
~~214            be limited to the amount for each party set out in Box 30 and Box 31, respectively.~~ The ~~Owners or the~~ Charterers
~~215            as the case may be~~ shall timely ~~immediately~~ furnish Owners the ~~other party~~ with particulars of any additional insurance eﬀected,
~~216~~            including copies of any cover notes or policies and the written consent of the insurers of any such required
~~217~~            insurance in any case where the consent of such insurers is necessary.

~~218~~   (c)     The Charterers shall upon the request of the Owners, provide information and promptly execute such documents
~~219~~            as may be required to enable the Owners to comply with the insurance provisions of each~~the~~ Financial Instrument (if any).

~~220~~   (d)     ~~Subject to the provisions of the Financial Instrument, if any~~, S~~s~~hould the Vessel become ~~an actual, constructive~~,
~~221            compromised or agreed~~ a Ttotal Lloss under the insurances required under sub-clause 13(a), all insurance payments
~~222~~            for such loss shall be paid to the Owners (or if applicable, its financiers) in accordance with the agreed loss payable clauses. ~~who~~
~~shall distribute the moneys between the Owners and the Charterers~~
~~223             according to their respective interests.~~ The Charterers undertake to notify the Owners and the mortgagee(s), if
~~224            any~~, of any occurrences in consequence of which the Vessel is likely to become a Ttotal Lloss ~~as defined in this~~
~~225            Clause.~~

~~226   (e)     The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to~~
~~227            enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.~~

~~228~~   (f)     For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-
~~229~~             clause 13(a), the value of the Vessel is the sum indicated in Clause 39.~~Box 29~~.

~~230   14~~.    ~~Insurance, Repairs and Classiﬁcation~~

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~~231            (Optional, only to apply if expressly agreed and stated in Box 29, in which event Clause 13 shall be considered~~
~~232            deleted).~~

~~233   (a)     During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and~~
~~234            machinery and war risks under the form of policy or policies attached hereto. The Owners and/or insurers shall~~
~~235            not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the~~
~~236            Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to~~
~~237            discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. Insurance policies~~
~~238            shall cover the Owners and the Charterers according to their respective interests.~~

~~239   (b)     During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection~~
~~240            and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel,~~
~~241            including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall~~
~~242            in writing approve which approval shall not be unreasonably withheld.~~

~~243   (c)     In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the~~
~~244            Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which~~
~~245            would otherwise have been covered by such insurance.~~

~~246   (d~~)     ~~The Charterers shall, subject to the approval of the Owners or Owners’ Underwriters, eﬀect all insured repairs,~~
~~247            and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as~~
~~248            well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for~~
~~249            under the provisions of sub-clause 14(a).~~

~~250            The Charterers to be secured reimbursement through the Owners’ Underwriters for such expenditures upon~~
~~251            presentation of accounts.~~

~~252   (e)     The Charterers to remain responsible for and to eﬀect repairs and settlement of costs and expenses incurred~~
~~253            thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible~~
~~254            franchise(s) or deductibles provided for in the insurances.~~

~~255   (f)     All time used for repairs under the provisions of sub-clauses 14(d) and 14(e) and for repairs of latent defects~~
~~256            according to Clause 3 above, including any deviation, shall be for the Charterers’ account and shall form part of~~
~~257             the Charter Period.~~

~~258            The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for~~
~~259            such time as may be required to make such repairs.~~

~~260   (g)     If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall~~
~~261            be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers~~
~~262            as the case may be shall immediately furnish the other party with particulars of any additional insurance eﬀected,~~
~~263            including copies of any cover notes or policies and the written consent of the insurers of any such required~~
~~264            insurance in any case where the consent of such insurers is necessary~~.

~~265   (h)     Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances~~
~~266            required under sub-clause 14(a), all insurance payments for such loss shall be paid to the Owners, who shall~~
~~267            distribute the moneys between themselves and the Charterers according to their respective interests.~~

~~268   (i)     If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged~~
~~269            by the Owners in accordance with sub-clause 14(a), this Charter shall terminate as of the date of such loss.~~

~~270   (j)      The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to~~
~~271            enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss.~~

~~272   (k)     For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-~~
~~273            clause 14(a), the value of the Vessel is the sum indicated in Box 29.~~

~~274   (l)     Notwithstanding anything contained in sub-clause 10(a), it is agreed that under the provisions of Clause 14, if~~
~~275            applicable, the Owners shall keep the Vessel’s Class fully up to date with the Classification Society indicated in~~
~~276            Box 10 and maintain all other necessary certificates in force at all times.~~

~~277~~   15.    Redelivery See Clause 41

~~278            At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe~~
~~279            and ice-free port or place as indicated in Box 16, in such ready safe berth as the Owners may direct. The~~
~~280            Charterers shall give the Owners not less than thirty (30) running days’ preliminary notice of expected date, range~~
~~281             of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days’ definite notice~~
~~282            of expected date and port or place of redelivery.~~

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PART II
~~283            Any changes thereafter in the Vessel’s position shall be notified immediately to the Owners.~~

~~284            The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding~~
~~285            ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel~~
~~286            within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within~~
~~287~~            t~~he Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 10 per~~
~~288            cent or to the market rate, whichever is the higher, for the number of days by which the Charter Period is~~
~~289            exceeded. All other terms, conditions and provisions of this Charter shall continue to apply~~.

~~290            Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in the same or as good~~
~~291            structure, state, condition and class as that in which she was delivered, fair wear and tear not aﬀecting class~~
~~292            excepted.~~

~~293             The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at~~
~~294            least the number of months agreed in Box 17.~~

~~295~~  16.     Non-Lien

~~296~~            The Charterers will not suﬀer, nor permit to be continued, any lien or encumbrance incurred by them or their
~~297~~            agents, which might have priority over the title and interest of the Owners in the Vessel(except for Permitted Security Interests). The Charterers further
~~298~~            agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice
~~299~~            reading as follows:

~~300~~            “This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of
~~301~~            the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or
~~302~~             permit to be imposed on the Vessel any lien ~~whatsoever~~.”

~~303~~  17.     Indemnity (See Clauses 42 and 52)

~~304   (a)     The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners arising~~
~~305            out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature~~
~~306            arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by~~
~~307            reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their~~
~~308            own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including~~
~~309            the provision of bail.~~

~~310            Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all~~
~~311            consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.~~

~~312   (b~~)     ~~If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners~~
~~313            shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released,~~
~~314            including the provision of bail.~~

~~315            In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred~~
~~316            by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.~~

~~317~~   18.    Lien

~~318~~            The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any
~~319~~            sub-charterers and any Bill of Lading freight for all claims under this Charter, ~~and the Charterers to have a lien on~~
~~320             the Vessel for all moneys paid in advance and not earned.~~

~~321~~   19.    Salvage

~~322~~            All salvage and towage performed by the Vessel shall be for the Charterers’ benefit and the cost of repairing
~~323~~            damage occasioned thereby shall be borne by the Charterers.

~~324~~  20.    Wreck Removal

~~325~~            In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the
~~326~~            Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence
~~327~~            of the Vessel becoming a wreck or obstruction to navigation.

~~328~~   21.    General Average

~~329~~            The Owners shall not contribute to General Average.
~~330~~   22.    Assignment, Sub-Charter and Sale (See Clause 59)

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PART II
~~331   (a)     The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior~~
~~332            consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and~~
~~333            conditions as the Owners shall approve.~~

~~334   (b)     The Owners shall not sell the Vessel during the currency of this Charter except with the prior written consent of~~
~~335            the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of~~
~~336            this Charter~~.

~~337~~   23.    Contracts of Carriage

~~338~~ (a)*     The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and
~~339~~            conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation
~~340~~            relating to carrier’s liability for cargo compulsorily applicable in the trade; if no such legislation exists, the
~~341~~            documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and
~~342~~            the Both-to-Blame Collision Clause.

~~343 (b)*     The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of~~
~~344            passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation~~
~~345            relating to carrier’s liability for passengers and their luggage compulsorily applicable in the trade; if no such~~
~~346            legislation exists, the passenger tickets shall incorporate the Athens Convention Relating to the Carriage of~~
~~347            Passengers and their Luggage by Sea, 1974, and any protocol thereto.~~

~~348~~            *Delete as applicable.

~~349~~   24.    Corporate ~~Bank~~ Guarantee

~~350            (Optional, only to apply if Box 27 filled in)~~

~~351~~            The Charterers undertake to furnish, on or about the date of this Charter ~~before delivery of the Vessel, a first class bank~~ corporate guarantees from the Guarantors ~~or bond in the~~
~~352            sum and at the place as indicated in Box 27~~ as guarantee and the other Security Documents at Delivery for full performance of their obligations under this
~~353~~            Charter.

~~354~~   25.    Requisition/Acquisition

~~355~~   (a)     In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority
~~356~~            (hereinafter referred to as “Requisition for Hire”) irrespective of the date during the Charter Period when
~~357~~            “Requisition for Hire” may occur and irrespective of the length thereof and whether or not it be for an indefinite
~~358~~            or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the
~~359~~            Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated
~~360~~            and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time
~~361~~            when the Charter would have terminated pursuant to any of the provisions hereof always provided however that if all hire has been paid by the Charterers hereunder then
~~362~~            in the event of “Requisition for Hire” any Requisition Hire or compensation is received or receivable by the Owners,
~~363~~             the same shall be payable to the Charterers during the remainder of the Charter Period or the period of the “Requisition
~~364~~            for Hire” whichever be the shorter.

~~365   (b)     In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the~~
~~366            Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as~~
~~367            “Compulsory Acquisition”), then, irrespective of the date during the Charter Period when “Compulsory~~
~~368            Acquisition” may occur, this Charter shall be deemed terminated as of the date of such “Compulsory Acquisition”.~~
~~369            In such event Charter Hire to be considered as earned and to be paid up to the date and time of such “Compulsory~~
~~370            Acquisition”~~.

~~371~~   26.    War

~~372   (~~a)     For the purpose of this Clause, the words “War Risks” shall include any war (whether actual or threatened), act
~~373~~            of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines
~~374~~            (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades
~~375~~            (whether imposed against all vessels or imposed selectively against vessels of certain ﬂags or ownership, or
~~376~~            against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or
~~377~~            the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous
~~378~~            to the Vessel, her cargo, crew or other persons on board the Vessel.

~~379~~   (b)    Without first obtaining the written consent of the Owners and complying with the terms of Clause [39 and such other requirements (including but not limited to payment of extra insurance premiums) as may be prescribed by the insurers, the Vessel ~~The Vessel, unless the written consent of the Owners be first obtained,~~ shall not continue to or go through any

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PART II
~~380~~            port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that
~~381~~            the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners,
~~382~~            may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which
~~383~~            only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have
~~384~~            the right to require the Vessel to leave such area.

~~385~~   (c)     The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed
~~386~~            on all vessels, or is imposed selectively in any way whatsoever against vessels of certain ﬂags or ownership, or
~~387~~            against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject,
~~388~~            or is likely to be subject to a belligerent’s right of search and/or confiscation.

~~389   (d)    If the insurers of the war risks insurance, when Clause 14 is applicable, should require payment of premiums~~
~~390            and/or calls because, pursuant to the Charterers’ orders, the Vessel is within, or is due to enter and remain within,~~
~~391            any area or areas which are specified by such insurers as being subject to additional premiums because of War~~
~~392            Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as~~
~~393            the next payment of hire is due.~~

~~394~~   (e)     The Charterers shall have the liberty:

~~395~~            (i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in
~~396~~            convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which
~~397~~            are given by the Government of the Nation under whose ﬂag the Vessel sails, or any other Government, body or
~~398~~            group whatsoever acting with the power to compel compliance with their orders or directions;

~~399~~            (ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the
~~400~~            authority to give the same under the terms of the war risks insurance;

~~401~~            (iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of
~~402~~            the European Community, the eﬀective orders of any other Supranational body which has the right to issue and
~~403~~            give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey
~~404~~            the orders and directions of those who are charged with their enforcement.

~~405~~   (f)     In the event of outbreak of war ~~(whether there be a declaration of war or not)~~

~~406            (i) between any two or more of the following countries: the United States of America; Russia; the United Kingdom;~~
~~407            France; and the People’s Republic of China,~~

~~408            (ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have~~
~~409            the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance~~
~~410            with Clause 15, if the Vessel has cargo on board after discharge thereof at destination, or if debarred under this~~
~~411            Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel has~~
~~412            no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by~~
~~413            the Owners. In all cases~~ H~~h~~ire shall continue to be paid in accordance with Clause 11 and except as aforesaid all
~~414~~            other provisions of this Charter shall apply until redelivery.

~~415   27.    Commission~~

~~416            The Owners to pay a commission at the rate indicated in Box 33 to the Brokers named in Box 33 on any hire paid~~
~~417            under the Charter. If no rate is indicated in Box 33, the commission to be paid by the Owners shall cover the~~
~~418            actual expenses of the Brokers and a reasonable fee for their work.~~

~~419            If the full hire is not paid owing to breach of the Charter by either of the parties the party liable therefor shall~~
~~420            indemnify the Brokers against their loss of commission.~~

~~421            Should the parties agree to cancel the Charter, the Owners shall indemnify the Brokers against any loss of~~
~~422            commission but in such case the commission shall not exceed the brokerage on one year’s hire~~.

~~423~~   28.     Termination (See Clauses 41 and 45)

~~424   (a)     Charterers’ Default~~

~~425            The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter~~
~~426            with immediate eﬀect by written notice to the Charterers if:~~

~~427            (i) the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to make punctual~~
~~428            payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers,~~
~~429            the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34 (as~~
~~430            recognised at the agreed place of payment) in which to rectify the failure, and when so rectified within such~~
~~431            number of days following the Owners’ notice, the payment shall stand as regular and punctual.~~

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PART II
~~432            Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners’~~
~~433             notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and~~
~~434             terminate the Charter without further notice;~~

~~435            (ii) the Charterers fail to comply with the requirements of:~~

~~436            (1)   Clause 6 (Trading Restrictions)~~

~~437            (2)    Clause 13(a) (Insurance and Repairs)~~

~~438            provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a~~
~~439            specified number of days grace within which to rectify the failure without prejudice to the Owners’ right to~~
~~440            withdraw and terminate under this Clause if the Charterers fail to comply with such notice;~~

~~441            (iii) the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance~~
~~442            and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any~~
~~443            event so that the Vessel’s insurance cover is not prejudiced.~~

~~444   (b)     Owners’ Default~~

~~445            If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that~~
~~446            the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14)~~
~~447            running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall~~
~~448            be entitled to terminate this Charter with immediate eﬀect by written notice to the Owners.~~

~~449   (c)     Loss of Vessel~~

~~450            This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive~~
~~451            or compromised or arranged total loss. For the purpose of this sub-clause, the Vessel shall not be deemed to be~~
~~452            lost unless she has either become an actual total loss or agreement has been reached with her underwriters in~~
~~453            respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is~~
~~454            not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.~~

~~455   (d)     Either party shall be entitled to terminate this Charter with immediate eﬀect by written notice to the other party~~
~~456            in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or~~
~~457            bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver~~
~~458            is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or~~
~~459            composition with its creditors~~.

~~460   (e)     The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to~~
~~461            the date of termination and to any claim that either party might have~~.

~~462~~   29.    Repossession

~~463~~            Subject to Clause 41, In the event of the termination of this Charter in accordance with the applicable provisions of Clause 45~~28~~, the
~~464~~            Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at
~~465~~            a port or place convenient to them without hindrance or interference by the Charterers, courts or local
~~466~~            authorities. Pending physical repossession of the Vessel in accordance with this Clause 29, the Charterers shall
~~467~~            hold the Vessel as gratuitous bailee only to the Owners and the Charterers shall procure that the master and crew follow the orders and directions of the Owners. The Owners shall arrange for an authorised
~~468~~            representative to board the Vessel as soon as reasonably practicable following the termination of the Charter.
~~469~~             The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the
~~470~~            Vessel by the Owners’ representative. All arrangements and expenses relating to the settling of wages,
~~471~~            disembarkation and repatriation of the Charterers’ Master, officers and crew shall be the sole responsibility of
~~472~~            the Charterers.

~~473~~   30.    Dispute Resolution

~~474~~   (a)* ~~This Contract~~ This Charter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and any dispute arising out of
~~475~~            or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration
~~476~~            Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give eﬀect to the
~~477~~            provisions of this Clause.

~~478~~            The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA)
~~479~~            Terms current at the time when the arbitration proceedings are commenced.

~~480~~            The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its

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PART II
~~481~~            arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint
~~482~~            its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole
~~483~~            arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14
~~484~~            days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within
~~485~~            the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further
~~486~~            prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly.
~~487~~            The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

~~488~~            Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the
~~489~~            appointment of a sole arbitrator.

~~490~~            In cases where neither the claim nor any counterclaim exceeds the sum of US$10~~5~~0,000 (or such other sum as the
~~491~~            parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure
~~492~~            current at the time when the arbitration proceedings are commenced. The language of the arbitration shall be English.

~~493   (b)*   This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the~~
~~494            Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be~~
~~495            referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the~~
~~496            two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any~~
~~497            award, judgement may be entered on an award by any court of competent jurisdiction. The proceedings shall be~~
~~498            conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~

~~499            In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the~~
~~500            parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure~~
~~501            of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.~~

~~502   (c)*   This Contract shall be governed by and construed in accordance with the laws of the place mutually agreed by~~
~~503             the parties and any dispute arising out of or in connection with this Contract shall be referred to arbitration at a~~
~~504            mutually agreed place, subject to the procedures applicable there.~~

~~505   (d)    Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any diﬀerence~~
~~506            and/or dispute arising out of or in connection with this Contract.~~

~~507            In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the~~
~~508            following shall apply:~~

~~509            (i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation~~
~~510            by service on the other party of a written notice (the “Mediation Notice”) calling on the other party to agree to~~
~~511            mediation.~~

~~512           (ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they~~
~~513            agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days,~~
~~514            failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal~~
~~515            (“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted~~
~~516            in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event~~
~~517            of disagreement, as may be set by the mediator~~.

~~518            (iii) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and~~
~~519            may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.~~

~~520            (iv) The mediation shall not aﬀect the right of either party to seek such relief or take such steps as it considers~~
~~521            necessary to protect its interest~~.

~~522            (v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall~~
~~523            continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account~~
~~524            when setting the timetable for steps in the arbitration.~~

~~525            (vi) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in~~
~~526            the mediation and the parties shall share equally the mediator’s costs and expenses.~~

~~527            (vii) The mediation process shall be without prejudice and confidential and no information or documents~~
~~528            disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law~~
~~529            and procedure governing the arbitration.~~

~~530            (Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)~~

~~531   (e)     If Box 35 in Part I is not appropriately filled in, sub-clause 30(a) of this Clause shall apply. Sub-clause 30(d) shall~~
~~532            apply in all cases.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
~~533            *Sub-clauses 30(a), 30(b) and 30(c) are alternatives; indicate alternative agreed in Box 35.~~

~~534~~   31.     Notices (See Clause 44)

~~535   (a~~)     ~~Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex,~~
~~536             registered or recorded mail or by personal service.~~

~~537   (b)     The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III
 ~~1      1.       Speciﬁcations and Building Contract~~

~~2       (a)     The Vessel shall be constructed in accordance with the Building Contract (hereafter called “the Building Contract”)~~
~~3                as annexed to this Charter, made between the Builders and the Owners and in accordance with the specifications~~
~~4                and plans annexed thereto, such Building Contract, specifications and plans having been counter-signed as~~
~~5                approved by the Charterers.~~

~~6       (b)     No change shall be made in the Building Contract or in the specifications or plans of the Vessel as approved by~~
~~7                the Charterers as aforesaid, without the Charterers’ consent.~~

~~8       (c)     The Charterers shall have the right to send their representative to the Builders’ Yard to inspect the Vessel during~~
~~9                the course of her construction to satisfy themselves that construction is in accordance with such approved~~
~~10              specifications and plans as referred to under sub-clause (a) of this Clause.~~

~~11     (d)     The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein.~~
~~12              Subject to the provisions of sub-clause 2(c)(ii) hereunder, the Charterers shall be bound to accept the Vessel from~~
~~13              the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by the~~
~~14              Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims~~
~~15              against the Owners in respect of the Vessel’s performance or specification or defects, if any.~~

~~16              Nevertheless, in respect of any repairs, replacements or defects which appear within the first 12 months from~~
~~17              delivery by the Builders, the Owners shall endeavour to compel the Builders to repair, replace or remedy any~~
~~18~~              d~~efects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or~~
~~19              remedies.~~

~~20              However, the Owners’ liability to the Charterers shall be limited to the extent the Owners have a valid claim~~
~~21              against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to~~
~~22              the Charterers). The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover~~
~~23              under this Clause and shall make no further claim on the Owners for the diﬀerence between the amount(s) so~~
~~24              recovered and the actual expenditure on repairs, replacement or remedying defects or for any loss of time~~
~~25              incurred.~~

~~26              Any liquidated damages for physical defects or deficiencies shall accrue to the account of the party stated in Box~~
~~27              41(a) or if not filled in shall be shared equally between the parties.~~

~~28              The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders)~~
~~29               shall be borne by the party stated in Box 41(b) or if not filled in shall be shared equally between the parties.~~

~~30     2~~.       ~~Time and Place of Delivery~~

~~31     (a)     Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance~~
~~32              with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the~~
~~33              Charterers shall take delivery of the Vessel aﬂoat when ready for delivery and properly documented at the~~
~~34              Builders’ Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the~~
~~35              parties hereto and the Builders. Under the Building Contract the Builders have estimated that the Vessel will be~~
~~36               ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Charter shall~~
~~37               be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that~~
~~38              be before or after as indicated in the Building Contract. The Charterers shall not be entitled to refuse acceptance~~
~~39             of delivery of the Vessel and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be~~
~~40              entitled to make any claim against the Owners in respect of any conditions, representations or warranties,~~
~~41              whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery~~.

~~42     (b)     If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled~~
~~43               under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers~~
~~44              written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers~~
~~45              and upon receipt of such notice by the Charterers this Charter shall cease to have eﬀect.~~

~~46     (c)     If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall,~~
~~47              before exercising such right of rejection, consult the Charterers and thereupon~~

~~48              (i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7)~~
~~49              running days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease~~
~~50              to have eﬀect; or~~

~~51              (ii) if the Charterers wish to take delivery of the Vessel they may by notice in writing within seven (7)~~
~~52              running days require the Owners to negotiate with the Builders as to the terms on which delivery should~~
~~53              be taken and/or refrain from exercising their right to rejection and upon receipt of such notice the~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III
~~54              Owners shall commence such negotiations and/or take delivery of the Vessel from the Builders and~~
~~55              deliver her to the Charterers~~;

~~56              (iii) in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to~~
~~57              reject the Vessel from the Builders;~~

~~58              (iv) if this Charter terminates under sub-clause (b) or (c) of this Clause, the Owners shall thereafter not be~~
~~59              liable to the Charterers for any claim under or arising out of this Charter or its termination.~~

~~60     (d)     Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a~~
~~61               claim therefor shall accrue to the account of the party stated in Box 41(c) or if not filled in shall be shared~~
~~62             equally between the parties.~~

~~63     3~~.      ~~Guarantee Works~~

~~64              If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be~~
~~65              performed in accordance with the building contract terms, and hire to continue during the period of guarantee~~
~~66              works. The Charterers have to advise the Owners about the performance to the extent the Owners may request.~~

~~67     4~~.      ~~Name of Vessel~~

~~68              The name of the Vessel shall be mutually agreed between the Owners and the Charterers and the Vessel shall be~~
~~69              painted in the colours, display the funnel insignia and ﬂy the house ﬂag as required by the Charterers~~.

~~70     5.      Survey on Redelivery~~

~~71              The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing~~
~~72              the condition of the Vessel at the time of redelivery.~~

~~73              Without prejudice to Clause 15 (Part II), the Charterers shall bear all survey expenses and all other costs, if any~~,
~~74              including the cost of docking and undocking, if required, as well as all repair costs incurred. The Charterers shall~~
~~75              also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be~~
~~76              paid at the rate of hire per day or pro rata~~.

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART IV
~~1                On expiration of this Charter and provided the Charterers have fulfilled their obligations according to Part I and~~
~~2~~                I~~I as well as Part III, if applicable, it is agreed, that on payment of the final payment of hire as per Clause 11 the~~
~~3                Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for~~.

~~4                 In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers.~~

~~5                The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter~~.

~~6                The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens~~
~~7                or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing~~
~~8                mortgage agreed not to be paid oﬀ by the time of delivery. Should any claims, which have been incurred prior to~~
~~9                the time of delivery be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against all~~
~~10              consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any~~
~~11              taxes, notarial, consular and other charges and expenses connected with the purchase and registration under~~
~~12              Buyers’ ﬂag, shall be for Buyers’ account. Any taxes, consular and other charges and expenses connected with~~
~~13              closing of the Sellers’ register, shall be for Sellers’ account.~~

~~14              In exchange for payment of the last month’s hire instalment the Sellers shall furnish the Buyers with a Bill of Sale~~
~~15              duly attested and legalized, together with a certificate setting out the registered encumbrances, if any. On~~
~~16              delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship’s Register and deliver a~~
~~17              certificate of deletion to the Buyers.~~

~~18              The Sellers shall, at the time of delivery, hand to the Buyers all classification certificates (for hull, engines, anchors,~~
~~19              chains, etc.), as well as all plans which may be in Sellers’ possession.~~

~~20              The Wireless Installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra~~
~~21              payment.~~

~~22              The Vessel with everything belonging to her shall be at Sellers’ risk and expense until she is delivered to the~~
~~23              Buyers, subject to the conditions of this Contract and the Vessel with everything belonging to her shall be~~
~~24              delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for~~
~~25              possible faults or deficiencies of any description.~~

~~26              The Buyers undertake to pay for the repatriation of the Master, officers and other personnel if appointed by the~~
~~27              Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 3 (Part II) or to pay the equivalent~~
~~28              cost for their journey to any other place.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART V
~~1~~.        ~~1.             Deﬁnitions~~

~~2                For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them:~~

~~3                “The Bareboat Charter Registry” shall mean the registry of the State whose ﬂag the Vessel will ﬂy and in which~~
~~4                the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter~~.

~~5                “The Underlying Registry” shall mean the registry of the state in which the Owners of the Vessel are registered~~
~~6                as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat~~
~~7                Charter Registration.~~

~~8       2~~.      ~~Mortgage~~

~~9                The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 12(b) (Part II)~~
~~10              shall apply~~.

~~11     3.      Termination of Charter by Default~~

~~12              If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if~~
~~13              the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 28, the~~
~~14              Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying~~
~~15              Registry as shown in Box 45.~~

~~16              In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default~~
~~17              by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to~~
~~18              terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners~~
~~19              under this Charter~~.

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

EXECUTION VERSION

ADDITIONAL CLAUSES TO BARECON 2001

CLAUSE 32	– CHARTER PERIOD

32.1	For the avoidance of doubt, notwithstanding the fact that the Charter Period shall commence on the Commencement Date, this Charter shall be:

(a)	in full force and effect; and

(b)	valid, binding and enforceable against the parties hereto,

with effect from the date hereof until the end of the Charter Period (subject to the terms of this Charter).

32.2	The Charter Period shall, subject to the terms of this Charter, continue for a period of sixty (60) months from the Commencement Date.

CLAUSE 33	– CANCELLATION

If the MOA expires, is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason, then this Charter shall immediately terminate and be cancelled (with the exception of Clause 52(Indemnities) and other provisions hereof expressed to survive such termination or cancellation) without the need for either of the Owners or the Charterers to take any action whatsoever, save that in case the Vessel is not delivered under the MOA for a reason solely related to a default of the Owners under the terms of the Leasing Documents, then the Owners shall refund the Handling Fee to the Charterers within a reasonable time or if same is not yet paid, the Charterers shall not be obliged to pay such fee.

CLAUSE 34	– DELIVERY OF VESSEL

34.1	This Charter is part of a transaction involving the sale, purchase and charter back of the Vessel and constitutes one of the Leasing Documents.

34.2	The obligation of the Owners to charter the Vessel to the Charterers hereunder is subject to and conditional upon:

(a)
the delivery of the Vessel to the Owners as buyers under the MOA by the Charterers as sellers under the MOA and, for the purposes of this Charter, the Vessel shall be deemed delivered to the Charterers simultaneously with delivery of the Vessel to the Owners pursuant to the MOA and at Delivery the Charterers shall, subject to Clause 9 (Inventories, oil and stores), keep all bunkers, lubrication oil, unbroached provisions, paints, ropes and other consumable stores in the Vessel which were delivered under the MOA;

(b)	no Potential Termination Event or Termination Event having occurred which is continuing from the date of this Charter to the last day of the Charter Period;

(c)	the representations and warranties contained in Clause 47(Representations and warranties) being true and correct on the date hereof and on the Commencement Date;

(d)	Delivery occurring on or before the Cancelling Date;

(e)	the Owners (by themselves or by their legal counsels) having received from the Charterers:

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(i)
on or before the date falling two (2) Business Days (or such other period as the Owners may agree in their sole discretion or as otherwise specified in Part A of Schedule 2) prior to the Prepositioning Date, the documents or evidence set out in Part A of Schedule 2 in form and substance satisfactory to them;

(ii)
on the Commencement Date and prior to or simultaneously with the Owners executing a dated and timed copy of the protocol of delivery and acceptance evidencing delivery of the Vessel under the MOA, the documents or evidence set out in Part B of Schedule 2 in form and substance satisfactory to them; and

(iii)	after Delivery, the documents and evidence set out in Part C of Schedule 2 in form and substance satisfactory to them within the time periods set out thereunder,

and if any of the documents listed in sub-clauses (i) and (ii) above are not in the English language then they shall be accompanied by an English translation.

34.3
The conditions precedent and conditions subsequent specified in Clause 34.2(e) are inserted for the sole benefit of the Owners and may be waived or deferred in whole or in part by the Owners. Upon the requirements of Clause 34.2 being fulfilled or waived to the satisfaction of the Owners, the Owners shall give notice thereof in writing to the Charterers.

34.4
On delivery to and acceptance by the Buyers of the Vessel under the MOA from the Sellers and subject to the provisions of this Clause (Delivery of Vessel), the Vessel shall be deemed to have been delivered to, and accepted without reservation by, the Charterers under this Charter and the Charterers shall become and be entitled to the possession and full use of the Vessel on and subject to the terms and conditions of this Charter.

34.5
On Delivery, as evidence of the commencement of the Charter Period, the Charterers shall sign and deliver to the Owners, the Acceptance Certificate. Without prejudice to this Clause (Delivery of Vessel), the Charterers shall be deemed to have accepted the Vessel under this Charter and the commencement of the Charter Period having started, on Delivery even if for whatever reason, the Acceptance Certificate is not signed.

34.6
Without prejudice to and notwithstanding the provisions of this Clause (Delivery of Vessel), the Charterers shall not be entitled for any reason whatsoever to refuse to accept delivery of the Vessel under this Charter once the Vessel has been delivered to and accepted by the Owners (as buyers) under the MOA from the Sellers, and the Owners shall not be liable for any losses, costs or expenses whatsoever or howsoever arising including without limitation, any loss of profit or any loss or otherwise:

(a)	resulting directly or indirectly from any defect or alleged defect in the Vessel or any failure of the Vessel; or

(b)	arising from any delay in the commencement of the Charter Period or any failure of the Charter Period to commence.

34.7
Subject to Clause 9 (Inventories, oil and stores), the Owners shall not be obliged to deliver the Vessel to the Charterers with any bunkers and unused lubricating oils and greases in storage tanks and unopened drums of the Vessel except for such items which are already on the Vessel on the delivery of the Vessel from the Sellers to the Buyers under the MOA.

CLAUSE 35	– QUIET ENJOYMENT

35.1
Provided that the Charterers do not breach any terms of this Charter or any other Pertinent Document, the Owners hereby irrevocably and unconditionally agree not to disturb or interfere with the Charterers' lawful use, possession and quiet enjoyment of the Vessel during the Charter Period in any way whatsoever. The Owners shall procure that the Owners' Financier (if any) enter into a quiet enjoyment agreement with the Charterers on such terms (including but not limited to a purchase option in respect of the Vessel given in favour of the Charterers) as may be agreed between the Owners, the Owners' Financier and the Charterers.

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AVICL Seanergy - Additional Clauses to Barecon 2001 (m.v. “Hellasship”)

CLAUSE 36	– CHARTERHIRE

36.1
In consideration of the Owners agreeing to charter the Vessel to the Charterers under this Charter at the request of the Charterers, the Charterers hereby irrevocably and unconditionally agree to pay to the Owners Advance Charterhire and Charterhire in respect of the charter of the Vessel.

36.2
On the Commencement Date, the Charterers shall pay to the Owners the Advance Charterhire, payment of which shall be deemed to have been made by the Charterers to the Owners by the Charterers setting off their obligation to pay the Advance Charterhire against the Buyers' obligation to pay a corresponding equivalent amount of part of the Purchase Price under clause 18(b) of the MOA.

36.3	Following Delivery, the Charterers shall pay quarterly instalments of Charterhire in advance on each payment date ("Payment Date") as follows:

(a)	in 20 quarterly instalments, the first payable on the Commencement Date and each subsequent instalment to be paid at 3-monthly intervals thereafter, with the amount of each instalment being:

(i)	in respect of each of the 1st to 4th quarterly instalments, US$700,000; and

(ii)
in respect of each of the 5th to 20th quarterly instalments, in an amount equal to 1/16 of the difference between (A) the Initial Charterhire Principal Balance without Balloon and (B) the aggregate amount of the 1st to 4th quarterly instalments due and payable under sub-paragraph (i) above;

(b)	on the Charter Expiry Date, the Charterhire Balloon Instalment; and

(c)	on the Commencement Date and on the first day of every subsequent Term thereafter, the Variable Charterhire.

36.4
The Vessel shall not at any time be deemed off-hire and the Charterers' obligation to pay  Charterhire and other amounts payable under this Charter shall be paid in Dollars and shall be absolutely and unconditionally payable under any and all circumstances and shall not be affected by any circumstances of any nature whatsoever including but not limited to:

(a)
(except in the case of the Advance Charterhire) any set off, counterclaim, recoupment, defence, claim or other right which the Charterers may at any time have against the Owners or any other person for any reason whatsoever including, without limitation, any act, omission or breach on the part of the Owners under this Charter or any other agreement at any time existing between the Owners and the Charterers;

(b)
any change, extension, indulgence or other act or omission in respect of any indebtedness or obligation of the Charterers, or any sale, exchange, release or surrender of, or other dealing in, any security for any such indebtedness or obligation;

(c)	any title defect or encumbrance or any dispossession of the Vessel by title paramount or otherwise;

(d)	any modification (including but not limited to the installation of scrubbers) being performed on the Vessel or any part thereof;

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AVICL Seanergy - Additional Clauses to Barecon 2001 (m.v. “Hellasship”)

(e)	any defect in the seaworthiness, condition, value, design, merchantability, operation or fitness for use of the Vessel or the ineligibility of the Vessel for any particular trade;

(f)	the Total Loss or any damage to or forfeiture or court marshall's or other sale of the Vessel;

(g)
any libel, attachment, levy, detention, sequestration or taking into custody of the Vessel or any restriction or prevention of or interference with or interruption or cessation in, the use or possession thereof by the Charterers;

(h)	any insolvency, bankruptcy, reorganization, arrangement, readjustment, dissolution, liquidation or similar proceedings by or against the Charterers;

(i)
any invalidity, unenforceability, lack of due authorization or other defects, or any failure or delay in performing or employing with any of the terms and provisions of this Charter or any of the Pertinent Documents by any party to this Charter or any other person;

(j)	any enforcement or attempted enforcement by the Owners of their rights under this Charter or any of the Pertinent Documents executed or to be executed pursuant to this Charter;

(k)
any loss of use of the Vessel due to deficiency or default or strike of officers or crew, fire, breakdown, damage, accident, defective cargo or any other cause which would or might but for this provision have the effect of terminating or in any way affecting any obligation of the Charterers under this Charter; or

(l)
any prevention, delay, deviation or disruption in the use of the Vessel resulting from the wide outbreak of any viruses (including the 2019 novel coronavirus), including but not limited to those caused by:

(i)	closure of ports;

(ii)	prohibitions or restrictions against the Vessel calling at or passing through certain ports;

(iii)	restriction in the movement of personnel and/or shortage of labour affecting the operation of the Vessel or the operation of the ports (including stevedoring operations);

(iv)	quarantine regulations affecting the Vessel, its cargo, the crew members or relevant port personnel;

(v)	fumigation or cleaning of the Vessel; or

(vi)
any claims raised by any sub-charterer or manager of the Vessel that a force majeure event or termination event (or any other analogous event howsoever called) has occurred under the relevant charter agreement or management agreement (as the case may be) of the Vessel as a result of the outbreak of such viruses.

36.5	All payments of Charterhire and any other moneys payable hereunder shall be made in Dollars.

36.6
Time of payment of Charterhire and other payments by the Charterers shall be of the essence of this Charter and shall be received by the Owners in same day available funds and not later than 5.00 pm (Shanghai time) on the due date of such payment.

36.7	All Charterhire and any moneys payable hereunder shall be payable by the Charterers to the Owners to such account as the Owners may notify the Charterers in writing.

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36.8	Payment of Charterhire shall be at the Charterers' risk until receipt by the Owners.

36.9	All stamp duty, value added tax, withholding or other taxes and import and export duties and all other similar types of charges which may be levied or assessed on or in connection with:

(a)	the operation of this Charter in respect of the hire and all other payments to be made pursuant to this Charter and the remittance thereof to the Owners; and

(b)	the import, export, purchase, delivery and re-delivery of the Vessel,

shall be borne by the Charterers (for the avoidance of doubt the above excludes any income tax or any tax arising from the Owners' shares by competent tax authorities in their domicile, which shall be borne by the Owners). The Charterers shall pay, if applicable, value added tax and other similar tax levied on any Charterhire and other payments payable under this Charter by addition to, and at the time of payment of, such amounts. Should such value added tax obligation become established or payable, the Owners shall notify the Charterers immediately in this respect.

36.10
If the Charterers fail to make any payment due under this Charter on the due date, they shall pay interest on such late payment at the default rate of two per cent. (2%) per annum above the applicable Interest Rate and accruing from the date on which such payment became due until the date of payment thereof.

36.11
All Variable Charterhire, default interest and any other payments under this Charter which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year (or any other period agreed in writing between the Owners and the Charterers).

36.12	Any payment which is due to be made on a day which is not a Business Day, shall be made on the preceding Business Day.

36.13	The Owners shall notify the Charterers of the Interest Rate in respect of a Term as soon as reasonably practicable after such Interest Rate is determined by the Owners on each Quotation Day.

CLAUSE 37	– CHANGES TO THE CALCULATION OF INTEREST

37.1	Unavailability of Term SOFR

(a)	Interpolated Term SOFR: If no Term SOFR is available for the relevant Term, the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the relevant Term.

(b)
Historic Term SOFR: If no Term SOFR is available for the relevant Term and it is not possible to calculate the Interpolated Term SOFR, the applicable Reference Rate shall be the Historic Term SOFR for the relevant Term.

(c)
Interpolated Historic Term SOFR: If paragraph (b) above applies but no Historic Term SOFR is available for the relevant Term, the applicable Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to the relevant Term.

(d)
Cost of funds:  If paragraph (c) above applies but it is not possible to calculate the Interpolated Historic Term SOFR, there shall be no Reference Rate for the relevant Term and Clause 37.3 (Cost of funds) shall apply to the Charterhire Principal Balance for that Term.

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37.2	Market disruption.

If, in relation to any Term, the Owners determine (which determination shall be conclusive and binding) that the Reference Rate does not reflect the cost of funds of the Owners, the Owners shall notify the Charterers accordingly and Clause 37.3 (Cost of funds) shall apply for such Term.

37.3	Cost of funds.

(a)	If this Clause 37.3 (Cost of funds) applies to the Charterhire Principal Balance for a Term, the Interest Rate shall be the rate per annum which is the sum of:

(A)	the Margin; and

(B)	the cost certified by the Owners (expressed as an annual rate of interest) of funding the Charterhire Principal Balance during the relevant Term (as reasonably determined by the Owners).

(b)
If this Clause 37.3 (Cost of funds) applies and the Charterers so require, the Owners and the Charterers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)
Subject to Clause 37.4 (Changes to reference rates) below, any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of the Owners and the Charterers, be binding on all Parties.

(d)	If any rate notified by the Owners under sub-paragraph (B) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.

37.4	Changes to reference rates

If a Published Rate Replacement Event has occurred in relation to any Published Rate, the Owners are entitled to make any amendment or waiver to the terms of the Leasing Documents (at the Charterers' costs) which relates to:

(a)	providing for the use of a Replacement Reference Rate in place of (or in addition to) that Published Rate; and

(b)

(i)	aligning any provision of any Leasing Document to the use of that Replacement Reference Rate;

(ii)
enabling that Replacement Reference Rate to be used for the calculation of the Interest Rate under this Charter (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Charter);

(iii)	implementing market conventions applicable to that Replacement Reference Rate;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

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(v)
adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Owners and the Charterers.

37.5	For the purposes of Clause 37.4 (Changes to reference rates):

"Published Rate" means Term SOFR for three (3) months.

"Published Rate Contingency Period" means ten (10) US Government Securities Business Days.

"Published Rate Replacement Event" means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Owners, materially changed;

(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)
information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)
the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(c)
the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Owners) temporary; or

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(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the applicable Published Rate Contingency Period; or

(d)	in the opinion of the Owners, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Charter.

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Replacement Reference Rate" means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Owners, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to that Published Rate; or

(c)	in the opinion of the Owners, an appropriate successor or alternative to a Published Rate.

CLAUSE 38	– POSSESSION OF VESSEL

38.1
The Charterers shall not, without the prior written consent of the Owners, assign, mortgage or pledge the Vessel or any interest therein and shall not permit the creation of any Security Interest thereon other than Permitted Security Interests.

38.2
The Charterers shall promptly notify in writing any party (as the Owners may reasonably request), including any Approved Sub-charterer, that the Vessel is the property of the Owners and the Charterers shall provide the Owners with a copy of such written notification and satisfactory evidence that such party has received such written notification.

38.3
If the Vessel is arrested, seized, impounded, forfeited, detained or taken out of their possession or control (whether or not pursuant to any distress, execution or other legal process), the Charterers shall procure the immediate release of the Vessel (whether by providing bail or procuring the provision of security or otherwise do such lawful things as the circumstances may require) and shall immediately notify the Owners of such event and shall indemnify the Owners against all losses, costs or charges incurred by the Owners by reason thereof in re-taking possession or otherwise in re-acquiring the Vessel.

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38.4
The Charterers shall pay and discharge or cause any permitted sub-lessee of the Vessel, including any Approved Sub-charterer, to pay and discharge all obligations and liabilities whatsoever which have given or may give rise to liens on or claims enforceable against the Vessel and take all reasonable steps to prevent an arrest (threatened or otherwise) of the Vessel.

Clause 39	– INSURANCE

39.1
The Charterers shall at their expense procure that such insurances are effected at all times during the Charter Period in form and substance satisfactory to the Owners and the Owners' Financier (if any):

(a)	in Dollars;

(b)
in the case of hull & machinery (including excess risk), fire and usual marine risks and war risks, on an agreed value basis of at least the higher of (i) one hundred and twenty per cent (120%) of the Charterhire Principal Balance at the relevant time and (ii) the applicable Market Value of the Vessel at the relevant time;

(c)
in the case of oil pollution liability risks for the Vessel, for an aggregate amount equal to the highest level of cover from time to time available under protection and indemnity club entry and in the international marine insurance market and for an amount of not less than US$1,000,000,000;

(d)
in relation to protection and indemnity risks, in respect of the full tonnage of the Vessel and with a member of the International Group of P&I Clubs or such other independent and reputable protection and indemnity club member (in each case, which is acceptable to the Owners and the Owners' Financier (if any));

(e)	on customary terms acceptable to the Owners and the Owners' Financier (if any); and

(f)
with first class international insurers and/or underwriters notified to the Owners (or in the case of war risks and protection and indemnity risks, with approved war risks and protection and indemnity risks associations) with a minimum of Standard & Poor's rating of A or above, Moody's rating of A or above or AM Best rating of A- or above, unless otherwise acceptable to the Owners;

39.2	In addition to the terms set out in Clause 13(a), the Charterers shall procure that the obligatory insurances shall:

(a)	subject always to paragraph (b), name the Owners, the Approved Managers and the Charterers as the only named assureds unless the interest of every other named assured or co-assured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(1)	to any provable out-of-pocket expenses that they have incurred and which form part of any recoverable claim on underwriters; and

(2)	to any third-party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against them); and

(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries they are entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against them,

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and every other named assured or co-assured has undertaken in writing to the Owners or the Owners' Financier if any (in such form as they may reasonably require) that any deductible shall be apportioned between the Charterers and every other named assured or co-assured in proportion to the gross claims made or paid by each of them and that they shall do all things necessary and provide all documents, evidence and information to enable the Owners and the Owners' Financier (if any) in accordance with the terms of the loss payable clause, to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)	whenever the Owners or the Owners' Financier (if any) requires:

(i)
in respect of fire and other usual marine risks and war risks, name (or be amended to name) the same as additional named assured for their rights and interests, warranted no operational interest and with full waiver of rights of subrogation against such financiers, but without such financiers thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance; and

(ii)
in relation to protection and indemnity risks, name (or be amended to name) the same as additional insured or co-assured for their rights and interests to the extent permissible under the relevant protection and indemnity club rules;

(iii)
name the Owners' Financier (as applicable) and the Owners (as applicable) as respectively the first ranking loss payee and the second ranking loss payee (and in the absence of any financiers, name the Owners as first ranking loss payee) in accordance with the terms of the relevant loss payable clauses approved by the Owners' Financier and the Owners with such directions for payment in accordance with the terms of such relevant loss payable clause, as the Owners and the Owners' Financier (if any) may specify;

(c)
provide that all payments by or on behalf of the insurers under the obligatory insurances to the Owners and/or the Owners' Financier (as applicable) shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Owners or the Owners' Financier (if any);

(e)	provide that the Owners and/or the Owners' Financier (if any) may make proof of loss if the Charterers fail to do so; and

(f)
provide that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Owners and/or the Owners' Financier (if any), or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective with respect to the Owners and/or the Owners' Financier (if any) for thirty (30) days after receipt by the Owners and/or the Owners' Financier (if any) of prior written notice from the insurers of such cancellation, change or lapse.

39.3	The Charterers shall:

(a)
at least ten (10) days prior to Delivery (or such lesser period agreed by the parties), notify in writing the Owners (copied to the Owners' Financier (if any)) of the terms and conditions of all Insurances;

(b)
at least ten (10) days (or such other lesser period agreed by the Owners) before the expiry of any obligatory insurance notify the Owners of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Charterers propose to renew that obligatory insurance and of the proposed terms of renewal;

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(c)
at least two (2) days before the expiry of any obligatory insurance, procure that such obligatory insurance is renewed or to be renewed on its expiry date in accordance with the provisions of this Charter;

(d)
procure that the insurance brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal or the effective date of the new insurance and protection and indemnity cover notify the Owners in writing of the terms and conditions of the renewal; and

(e)
as soon as practicable after the expiry of any obligatory insurance, deliver to the Owners a letter of undertaking as required by this Charter in respect of such Insurances for the Vessel as renewed pursuant to Clause 39.3(c) together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Owners and/or the Owners' Financier (if any).

39.4
The Charterers shall ensure that all insurance companies and/or underwriters, and/or (if any) insurance brokers provide the Owners with copies of all policies, cover notes and certificates of entry relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Owners and/or the Owners' Financier and including undertakings by the insurance companies and/or underwriters that:

(a)	they will have endorsed on each policy, immediately upon issuance, a loss payable clause and a notice of assignment complying with the provisions of this Charter and the Financial Instruments;

(b)
they will hold the benefit of such policies and such insurances, to the order of the Owners and/or the Owners' Financier (if any) and/or such other party in accordance with the said loss payable clause;

(c)	they will advise the Owners and the Owners' Financier (if any) promptly of any material change to the terms of the obligatory insurances of which they are aware;

(d)
following a written application from the Owners and/or the Owners' Financier (if any) not later than one (1) month before the expiry of the obligatory insurances they will notify the Owners and the Owners' Financier (if any) not less than twelve (12) days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Charterers and, in the event of their receiving instructions to renew, they will promptly notify the Owners and the Owners' Financier (if any) of the terms of the instructions; and

(e)
if any of the obligatory insurances form part of any fleet cover, the Charterers shall procure that the insurance broker(s), or leading insurer, as the case may be, undertakes to the Owners and the Owners' Financier (if any) that such insurance broker or insurer will not set off against any sum recoverable in respect of a claim relating to the Vessel under such obligatory insurances any premiums due in respect of any other vessel under any fleet cover of which the Vessel forms a part or any premium due for other insurances, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested by the Owners and/or the Owners' Financier (if any) and where practicable.

39.5	The Charterers shall ensure that any protection and indemnity and/or war risks associations in which the Vessel is entered provides the Owners and the Owners' Financier (if any) with:

(a)	a copy of the certificate of entry for the Vessel as soon as such certificate of entry is issued;

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(b)	a letter or letters of undertaking in such form as may be required by the Owners and the Owners' Financier (if any) or in such association's standard form; and

(c)	a copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Vessel.

39.6	The Charterers shall ensure that all policies relating to obligatory insurances are deposited with the insurance brokers through which the insurances are effected or renewed.

39.7	The Charterers shall procure that all premiums or other sums payable in respect of the obligatory insurances are punctually paid and produce all relevant receipts when so required by the Owners.

39.8	The Charterers shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

39.9
The Charterers shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)
the Charterers shall procure that all necessary action is taken and all requirements are complied with which may from time to time be applicable to the obligatory insurances, and (without limiting the obligations contained in this Clause 39 (Insurance)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Owners have not given their prior approval (unless such exclusions or qualifications are made in accordance with the rules of a protection and indemnity association which is a member of the International Group of protection and indemnity associations);

(b)
the Charterers shall not make or permit any changes relating to the classification or classification society except with the prior written approval of the Owners (not to be unreasonably withheld or delayed in the case of a change of classification society to another member of the International Association of Classification Societies), provided that the Owners shall be entitled to withhold their consent if such change in classification or classification society adversely affects the insurance cover required under Clause 39 (Insurance).

(c)
the Charterers shall procure that all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Vessel is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation) are made and the Charterers shall promptly provide the Owners with copies of such declarations and a copy of the certificate of financial responsibility; and

(d)
the Charterers shall not employ the Vessel, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

39.10
The Charterers shall not make or agree to any material alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance without the prior written consent of the Owners and/or the Owners' Financier (if any), such consent not be unreasonably withheld or delayed, and for the purposes of this Clause 39.10, "material" alterations shall include, without limitation, any change to the identity of the beneficiaries under such insurances or scope of cover, reduction to the insured amount (if such reduction results in the Charterers failing to comply with the requirements of Clause 39 (Insurance) below), limitation on the scope of the cover (if such limitation in scope results in the Charterers failing to comply with the requirements of Clause 39 (Insurance) below) and any other amendment which would cause a breach under the terms of this Charter or any other Leasing Document.

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39.11
The Charterers shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Owners to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

39.12	The Charterers shall provide the Owners upon written request, copies of:

(a)	all material communications between the Charterers and:

(i)	the insurance brokers; and

(ii)	the approved protection and indemnity and/or war risks associations; and

(iii)	the first class international insurers and/or underwriters, which relate directly or indirectly to:

(A)	the Charterers' obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(B)
any credit arrangements made between the Charterers and any of the persons referred to in paragraphs (i) or (ii) relating wholly or partly to the effecting or maintenance of the obligatory insurances; and

(b)	any material communication with all parties involved in case of a claim under any of the Vessel's insurances.

39.13	The Charterers shall promptly provide the Owners (or any persons which they may designate) with:

(a)	any information which the Owners or the Owners' Financier (or any such designated person) request for the purpose of:

(i)
obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected, in accordance with Clause 39.17; and/or

(ii)	effecting, maintaining or renewing any such insurances as are referred to in Clause 13(a) or dealing with or considering any matters relating to any such insurances; and

(b)	after the occurrence of a Termination Event which is continuing, copies of all material communications between all parties in case of a claim under any of the Vessel's insurances.

39.14
If one or more of the obligatory insurances are not effected and maintained with first class international insurers or are effected with an insurance or captive subsidiary of the Owners or the Charterers, then the Charterers shall procure, at their own expense, that the relevant insurers maintain in full force and effect facultative reinsurances with reinsurers and through brokers, in each case, of recognised standing and acceptable in all respects to the Owners. Any reinsurance policy shall include, if and when permitted by law, a cut-through clause in a form acceptable to the Owners.  The Charterers shall procure that underwriters of the primary insurances assign each reinsurance to the relevant financiers in full, if required.

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39.15
The Charterers shall upon demand fully indemnify the Owners in respect of all premiums and other documented expenses which are reasonably incurred by (i) the Owners in connection with or with a view to effecting, maintaining or renewing a lessor's/innocent owner's interest insurance and a lessor's/innocent owner's additional perils (pollution) insurance (which shall each cover at least 120% of the then Charterhire Principal Balance)  that is taken out in respect of the Vessel and/or (ii) the Owners' Financier (if any) in connection with or with a view to effecting, maintaining or renewing a mortgagee's interest insurance and a mortgagee's additional perils (pollution) insurance that is taken out in respect of the Vessel (which shall be on such terms as requested by the Owners' Financier from time to time).

39.16
The Charterers shall be solely responsible for and indemnify the Owners in respect of all loss or damage to the Vessel (insofar as the Owners shall not be reimbursed by the proceeds of any insurance in respect thereof) however caused occurring at any time or times before physical possession thereof is retaken by the Owners, reasonable wear and tear to the Vessel only excepted.

39.17	The Charterers shall:

(a)
If so requested by the Owners, but at the expense of the Charterers, furnish the Owners once a year (or, after a Termination Event has occurred and is continuing, as many times per year as the Owners may require) with a detailed report signed by an independent firm of marine insurance brokers appointed by the Owners dealing with the Insurances and stating the opinion of such firm as to the adequacy of the Insurances;

(b)	reimburse the Owners any documented expenses customarily incurred by the Owners in obtaining the reports described in Clause 39.17(a); and

(c)	procure that there is delivered to the insurance brokers described in Clause 39.17(a) such information in relation to the Insurances as such brokers may reasonably require.

39.18
The Charterers shall keep the Vessel insured at their expense against such other risks which the Owners or the Owners' Financier consider reasonable for a prudent shipowner or operator to insure against at the relevant time (as notified by the Owners, taking into account recommendations from the Owners' insurance advisors, shipping industry associations or regulatory institutions) and which are, at that time, generally insured against by owners or operators of vessels similar to the Vessel (including but not limited to kidnap and ransom insurances, which the Charterers acknowledge shall fall within the scope of this Clause).

CLAUSE 40	– WARRANTIES RELATING TO VESSEL

40.1
It is expressly agreed and acknowledged that the Owners are not the manufacturer or original supplier of the Vessel which has been purchased by the Buyers from the Sellers pursuant to the MOA for the purpose of then chartering the Vessel to the Charterers hereunder) and that no condition, term, warranty or representation of any kind is or has been given to the Charterers by or on behalf of the Owners in respect of the Vessel (or any part thereof).

40.2
All conditions, terms or warranties express or implied by the law relating to the specifications, quality, description, merchantability or fitness for any purpose of the Vessel (or any part thereof) or otherwise are hereby expressly excluded.

40.3
The Charterers agree and acknowledge that the Owners shall not be liable for any claim, loss, damage, expense or other liability of any kind or nature caused directly or indirectly by the Vessel or by any inadequacy thereof or the use or performance thereof or any repairs thereto or servicing thereof and the Charterers shall not by reason thereof be released from any liability to pay any Charterhire or other payment due under this Charter or the other Leasing Documents.

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CLAUSE 41	– TERMINATION, REDELIVERY AND TOTAL LOSS

41.1
If the Termination Purchase Price becomes payable in accordance with Clause 45.2  or Mandatory Sale Price becomes payable in accordance with Clause 46 (Mandatory Sale), it is agreed by the Parties that (i) payment of the Termination Purchase Price is deemed to be proportionate as to amount, having regard to the legitimate interests of the Owners, in protecting against the Owners' risk of the Charterers failing to perform its obligations under this Charter or (ii) payment of the Mandatory Sale Price becomes is deemed to be proportionate as to amount, having regard to the legitimate interests of the Owners, in protecting against the Owners' risk of being required to sell the Vessel to the Charterers upon the occurrence of any of the events described under Clause 46 (Mandatory Sale).

41.2
Upon the Termination Notice Date or Mandatory Sale Date, the Charterers' right to possess and operate the Vessel shall immediately cease (without in any way affecting the Charterers' obligation to pay the Termination Purchase Price or Mandatory Sale Price, as the case may be).

41.3	Upon irrevocable receipt by the Owners in full of the (i) Termination Purchase Price pursuant to Clause 45.2 or (ii) the Mandatory Sale Price pursuant to Clause 46 (Mandatory Sale):

(a)	this Charter shall terminate (provided that any provision hereof expressed to survive such termination shall do so in accordance with its terms); and

(b)
the Owners shall transfer the legal and beneficial ownership of the Vessel on an "as is where is" basis to the Charterers or their nominees, free from all mortgages, encumbrances, liens, debts created by the Owners, and in this regard shall execute a bill of sale and a protocol of delivery and acceptance evidencing the same and such sale shall be completed in accordance with Clause 51(Sale of the Vessel to the Charterers).

41.4	If the Charterers fail to make any payment of the Termination Purchase Price or Mandatory Sale Price on the due date thereof:

(a)	interest on such outstanding amount shall accrue in accordance with Clause 36.10; and

(b)	the Charterers shall:

(i)
upon the Owners' prior written request (at the Owners' sole discretion), be obliged to (and at the Charterers' own cost) redeliver the Vessel to the Owners at such ready and nearest safe port as the Owners may require and taking into account the Vessel's then employment schedule; further and for the avoidance of doubt, the Owners shall be entitled (at the Owners' sole discretion) to operate the Vessel as they may require and may create whatsoever interests thereon, including without limitation charterparties or any other form of employment contracts.  The Earnings in respect of the Vessel during such period less its operational expenses (including without limitation any maintenance costs of, and costs for bunkering, lubricants or oils for, the Vessel) shall be applied against the Termination Purchase Price or Mandatory Sale Price (as the case may be) and any other amounts payable under the Leasing Documents in any manner the Owners deem fit and any excess of such amount after such application shall be paid to the Charterers.  Upon redelivery of the Vessel this Charter shall terminate save for the provisions set out in Clause 30 (Dispute resolution), Clause 36.10, this Clause 41 (Termination, Redelivery and Total Loss) and Clause 52(Indemnities) and any other provisions expressed or implied to survive termination; and/or

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(ii)
the Owners shall at any point following such redelivery be entitled (at the Owners' sole discretion) to sell the Vessel on terms they deem fit (an "Owners' Sale") in which case the sale proceeds (after deducting all fees, taxes, disbursements, any maintenance costs of, and costs for bunkering or oils for, the Vessel and any other documented costs and expenses incurred by the Owners in connection with such sale) (the "Net Sales Proceeds") derived from such sale shall be applied against the Termination Purchase Price or Mandatory Sale Price (as the case may be) and any other amounts payable under Clause 52(Indemnities) in any manner the Owners deem fit and any excess of such amount after such application shall be paid to the Charterers.  If the Net Sales Proceeds are not in an amount sufficient to discharge in full the Termination Purchase Price or Mandatory Sale Price (as the case may be) and any other amounts payable under Clause 52(Indemnities), the Charterers shall continue to be liable for the shortfall and interest shall continue to accrue on such shortfall in accordance with Clause 36.10. Upon completion of such Owners' Sale this Charter shall terminate save for Clause 36.10, this Clause 41.4(b)(ii), Clause 52(Indemnities) and any other provisions expressed or implied to survive termination; or

(c)
the Charterers shall, upon the Owners' prior written request (at the Owners' sole discretion) be obliged to (and at the Charterers' own cost) redeliver the Vessel to the Owners at such ready and nearest safe port as the Owners may require and taking into account the Vessel's then employment schedule; and as from such redelivery the Owners shall maintain ownership of such Vessel and own, operate or sell or otherwise use it in any manner they deem fit and apply the then current Market Value of the Vessel (the "Termination Value") against the Termination Purchase Price or Mandatory Sale Price (as the case may be) and all other amounts payable to the Owners under this Charter in which case if:

(i)	the amount of the Termination Value is in excess of the aggregate amounts due to the Owners under the Leasing Documents at the relevant time, such excess will be paid to the Charterers; or

(ii)
in case the amount of the Termination Value is not sufficient to discharge in full the aggregate amounts due to the Owners under the Leasing Documents following such application the Charterers shall continue to be liable for the shortfall and interest shall continue to accrue on such shortfall in accordance with Clause 36.10.

(d)	Any terms expressly provided to survive post-termination of this Charter shall continue to be in full force and effect at all times thereafter.

41.5
If the Charterers are required to redeliver the Vessel to the Owners pursuant to Clause 41.4, the Charterers shall ensure that the Vessel shall, at the time of redelivery to the Owners (at the Charterers' cost and expense):

(a)	be in compliance with its Insurances;

(b)
be in an equivalent class as she was as at the Commencement Date without any overdue recommendation or condition, and with valid certificates for not less than three (3) months  and free of average damage affecting the Vessel's classification and in the same or as good structure, state, condition and classification as that in which she was deemed on the Commencement Date, fair wear and tear not affecting the Vessel's classification excepted;

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(c)
have passed her 5-year and if applicable, 10-year special surveys, and subsequent second intermediate surveys and drydock at the Charterers' time and expense without any overdue condition or outstanding issue and to the satisfaction of the Classification Society;

(d)	have her survey cycles up to date and trading and class certificate valid for at least the number of months agreed in Box 17;

(e)
be redelivered to the Owners together with all spare parts and spare equipment as were on board at the time of Delivery (but only to the extent they have not already been used in the operation of the Vessel), and any such spare parts and spare equipment on board at the time of re-delivery shall be taken over by the Owners free of charge;

(f)	be free of any cargo and Security Interest (other than Permitted Security Interests);

(g)	be free of any charter unless the Owners wish to retain the continuance of any then existing charter;

(h)	be free of officers and crew (unless otherwise agreed by the Owners);

(i)	have had her underwater parts treated with ample anti-fouling to last for the ensuing period up to the next scheduled dry docking of the Vessel; and

(a)
be redelivered to the Owners together with all material information generated during the Charter Period in respect of the use, possession, operation, navigation, utilization of lubricating oil and the physical condition of the Vessel, whether or not such information is contained in the Charterers' equipment, computer or property.

41.6
The Owners shall, (unless otherwise agreed) at the time of the redelivery of the Vessel, take over all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores (excluding spare parts) in the Vessel at no cost to the Owners.

41.7	If the Vessel, for any reason, becomes a Total Loss after Delivery, the Charterers shall pay the Termination Purchase Price to the Owners on the earlier of:

(a)	the date falling one hundred and eighty (180) days after such Total Loss has occurred; and

(b)	the date of receipt by the Owners and/or the Owners' Financier (if any), in accordance with the terms of the relevant loss payable clause, of the proceeds of insurance relating to such Total Loss,

provided that it is hereby agreed that any insurance proceeds in respect of the Vessel received by the Owners or the Owners' Financier shall be applied in or towards discharging the Charterers' obligation to pay the Termination Purchase Price  and any interest accrued thereon (and such application shall be deemed satisfaction of the Charterers' obligation to pay the Termination Purchase Price to the extent so satisfied) and in the event that the insurance proceeds received from the insurers exceed the Termination Purchase Price due (and any interest accrued thereon), the excess shall be firstly paid towards satisfying any amounts outstanding and owing by the Charterers and thereafter paid to the Charterers by way of rebate of hire.

For the avoidance of doubt, in the event that the Vessel becomes a Total Loss:

(A)
payment of Charterhire and all other sums payable hereunder during such period shall continue to be made by the Charterers in accordance with the terms of this Charter unless and until the Owners receive the Termination Purchase Price whereby this Charter shall terminate (without prejudice to any provision of this Charter expressed to survive termination);

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(B)
should insurance proceeds be received by the Owners or the Owners' Financiers in their capacity as assignee (pursuant to assignment of such insurances from the Owners to the Owners' Financiers) from the insurers, the Charterers' obligations to pay the Termination Purchase Price shall be accordingly reduced by such insurance proceeds but in the event that such insurance proceeds be less than the amount of the Termination Purchase Price together with any interest accrued thereon, the Charterers remain obliged to pay to the Owners the balance so that the full amount of the Termination Purchase Price due together with any interest accrued thereon are received by the Owners;

(C)
the obligation of the Charterers to pay the Termination Purchase Price shall  remain unaffected and exist regardless of whether any of the insurers have agreed or refused to meet or has disputed in good faith, the claim for Total Loss.

41.8	The Owners shall have no obligation to supply to the Charterers with a replacement vessel following the occurrence of a Total Loss.

CLAUSE 42	– FEES AND EXPENSES

42.1
In consideration of the Owners entering into this Charter, the Charterers shall pay to the Owners or its nominee a non-refundable handling fee (the "Handling Fee") at such time and in such amount to be set out in a Handling Fee Letter.

42.2
Without prejudice to any other rights of the Owners hereunder, the Charterers shall promptly pay to the Owners on written demand on a full indemnity basis the amount of all documented costs, charges and expenses incurred by the Owners in collecting any Charterhire or other payments not paid on the due date under this Charter and in remedying any other failure of the Charterers to observe the terms and conditions of this Charter.

42.3
All documented costs and expenses (including, but not limited to, negotiation costs, inspections, valuations, legal fees, insurance reports, registration costs in the Flag State and any other expenses) customarily incurred by the Owners in connection with the negotiation and entry into all documentation in relation to this Charter and the Leasing Documents, shall be for the account of the Charterers (for the avoidance of doubt, regardless of whether the Commencement Date occurs), provided that the Charterers' liability for such costs and expenses shall be capped at US$100,000 in aggregate in connection with this Charter and the Other Charters (unless otherwise agreed in writing by the Owners and the Charterers) .

42.4
All documented costs and expenses customarily incurred by the Owners in relation to the acquisition and registration of the Vessel and this Charter by the Owners in the Owners' name in the Flag State together with any and all fees (including but not limited to any vessel registration and tonnage fees) payable by the Owners to such Flag State to maintain and/or renew such registration shall be for the account of the Charterers (for the avoidance of doubt, regardless of whether the Commencement Date occurs). Without prejudice to the foregoing, if the Flag State requires the Owners to establish a physical presence or office in the jurisdiction of such Flag State, all fees, costs and expenses payable by the Owners to establish and maintain such physical presence or office shall be for the account of the Charterers.

42.5
If the Charterers request for a change of Flag State, the Charterers shall pay or reimburse the Owners (as the case may be) in respect of all documented costs, expenses and/or taxes which are payable to effect such change.

CLAUSE 43	- NO WAIVER OF RIGHTS

43.1
No neglect, delay or indulgence on the part of either Party in enforcing the terms and conditions of this Charter shall prejudice the strict rights of that Party or be construed as a waiver thereof nor shall any single or partial exercise of any right of either party preclude any other or further exercise thereof.

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43.2	No right or remedy conferred upon either Party by this Charter shall be exclusive of any other right or remedy provided for herein or by law and all such rights and remedies shall be cumulative.

CLAUSE 44	- NOTICES

44.1
Any notice, certificate, demand or other communication to be served, given made or sent under or in relation to this Charter shall be in English and in writing and (without prejudice to any other valid method or giving making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post or by email to the following respective addresses:

(A)	to the Owners:
c/o AVIC International Leasing Co., Ltd
16/F, Hangrong Mansion, 1481 Guozhan Road, Pudong,
Shanghai, China, 200126
Attention: Ryan Zhang
Ship Leasing Dept.
Tel: +86-21-22262623
Email: zhangqiang@chinaleasing.net

(B)	to the Charterers:	c/o Seanergy Maritime Holdings Corp. 154 Vouliagmenis Avenue, 16674, Glyfada, Greece Attention: Mr. Stavros Gyftakis Email: legal@seanergy.gr, finance@seanergy.gr Tel: +30 213 018 507 or, if a party hereto changes its address or e-mail address, to such other address or e-mail address as that Party may notify to the other.

CLAUSE 45	– TERMINATION EVENTS

45.1	The Owners and the Charterers hereby agree that any of the following events shall constitute a Termination Event:

(a)
the Charterers or the Guarantor fails to make any payment within five (5) Business Days of its due date or on demand in accordance with the terms of any Leasing Document to which it is a party, unless such failure to pay is caused by a technical error and payment is made within five (5) Business Days of its due date;

(b)
the Charterers breach or omit to observe or perform any of their undertakings in Clause 48.1(j), (k), (l), (o), (p), (q), (r), (s), (t) or (u) or the Guarantor breaches or omits to observe or perform any of its undertakings contained in the Guarantee, provided that no Termination Event under this Clause 45.1(b) will be triggered if the breach or omission to observe or perform falls within the situations set out under Clause 46 (Mandatory Sale);

(c)
the Charterers fail to obtain and/or maintain the Insurances required under Clause 39 (Insurance) in accordance with the provisions thereof or any insurer in respect of such Insurances cancels the Insurances or disclaims liability with respect thereto;

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(d)
any Relevant Person commits any other breach of, or omits to observe or perform, any of their other obligations or undertakings in this Charter or any other Leasing Document (other than a breach referred to in paragraphs (a), (b) or (c) above) unless such breach or omission is in the reasonable opinion of the Owners, remediable and such Relevant Person remedies such breach or omission to the satisfaction of the Owners within ten (10) Business Days of the earlier of (i) notice thereof from the Owners and (ii) upon such Relevant Person upon becoming aware of the same;

(e)
any representation or warranty made by any Obligor in or pursuant to any Leasing Document to which it is a party or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to be untrue or misleading in a material way when it is made;

(f)	any of the following occurs in relation to any Financial Indebtedness of an Obligor (other than an Approved Manager which is not an Affiliate of the Obligors):

(i)	any Financial Indebtedness of such Obligor is not paid when due or, if so payable, on demand after any applicable grace period has expired; or

(ii)
any Financial Indebtedness of such Obligor becomes due and payable, or declared to be due and payable, prior to its stated maturity date as a consequence of any event of default and not as a consequence of the exercise of any voluntary right of prepayment, following the expiry of any applicable grace period; or

(iii)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of such Obligor ceases to be available or becomes capable of being terminated or declared due and payable or cash cover is required or becomes capable of being required, as a result of any termination event or event of default (howsoever defined) and after any applicable grace period has expired, and no Termination Event will occur under this paragraph if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within sub-paragraphs (i) to (iii) above is (I) less than US$5,000,000 (or its equivalent in any other currency) in respect of the Guarantor or (II) less than US$500,000 (or its equivalent in any other currency) in respect of the Charterers.

(g)	any of the following occurs in relation to an Obligor:

(i)	it becomes unable to pay their debts as they fall due; or

(ii)
in the case of any Obligor other than the Guarantor, any of its assets (with a value amounting in aggregate to US$500,000 are subject to any form of execution, attachment, arrest, sequestration or distress (or any analogous process in any jurisdiction) which is not discharged within forty five (45) days;

(iii)
in the case of the Guarantor, any of its assets are subject to any form of execution, attachment, arrest, sequestration or distress (or any analogous process in any jurisdiction) which is not discharged within forty five (45) days and which results in or is reasonably likely to result in a Material Adverse Effect;

(iv)	any administrative or other receiver is appointed over all or a substantial part of the assets of such Obligor unless as part of a solvent reorganisation which has been approved by the Owners; or

(v)
it makes any formal declaration of bankruptcy or any formal statement to the effect that they are insolvent or likely to become insolvent, or a winding up or administration order is made in relation to such Obligor, or the shareholders or directors of such Obligor pass a resolution to the effect that they should be wound up, placed in administration or cease to carry on business; or

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(vi)
a petition is presented in any Relevant Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of an Obligor unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within thirty (30) days of the presentation of the petition; or

(vii)
an Obligor petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of their debt (or certain of their debt) or arrangement with all or a substantial proportion (by number or value) of their creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or

(viii)
any meeting of the shareholders or board of directors of an Obligor is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraph (ii) to (vii) above; or

(ix)
in a country other than England and Wales, any event occurs or any procedure is commenced which, in the opinion of the Owners, is similar to any of the foregoing referred to in paragraphs (ii) to (vii) above inclusive;

(h)	an Obligor (other than a third-party Approved Manager) suspends or ceases or threatens to suspend or cease carrying on all or a material part of its business;

(i)
any consent, approval, authorisation, license or permit necessary to enable the Charterers to operate or charter the Vessel or to enable any of them to comply with any provision of this Charter or the other Leasing Documents to which it is a party or to ensure that the obligations of the Charterers  are legal, valid, binding or enforceable is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent, approval, authorisation, license or permit is not fulfilled;

(j)	any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect;

(k)	the Vessel is subject to any form of execution, attachment, arrest, sequestration or distress which is not discharged within sixty (60) days (or such longer period as the Owners may agree);

(l)	this Charter or any Security Interest created by a Leasing Document:

(i)
is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason or no longer constitutes valid, binding and enforceable obligations of any party to that document for any reason whatsoever; or

(ii)	is amended or varied without the prior written consent of the Owners, except for any amendment or variation which is expressly permitted by this Charter or any other relevant Leasing Document;

(m)	an Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Leasing Document;

(n)	it is or has become:

(i)
unlawful or prohibited, whether as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

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(ii)	contrary to, or inconsistent with, any regulation,

for any Obligor to maintain or give effect to any of its obligations under this Charter or any of the other Leasing Documents to which it is a party in the manner it is contemplated under such Pertinent Document or any of the obligations of any Obligor under any Pertinent Document to which it is a party are not or cease to be legal, valid, binding and enforceable;

(o)	the Security Interest constituted by any Leasing Document is in any way imperilled or in jeopardy;

(p)	the Vessel is not delivered latest by the Cancelling Date; or

(q)	any Termination Event (as defined in any Other Charter) occurs under such Other Charter.

45.2
Upon the occurrence of a Termination Event which is continuing, the Owners shall be entitled to notify in writing the Charterers of the occurrence of the same, terminating this Charter and demanding payment of the Termination Purchase Price, whereupon the Charterers shall be obliged to pay to the Owners the Termination Purchase Price on the date (the "Termination Notice Date") specified by the Owners in their discretion in the said notice (which shall not occur earlier than 15 Business Days following the date which the Owners provide such notice to the Charterers).

45.3
For the avoidance of doubt, notwithstanding any action taken by the Owners following a Termination Event, the Charterers shall remain liable for the outstanding obligations on their part to be performed under this Charter.

45.4
Without limiting the generality of the foregoing or any other rights of the Owners, upon the occurrence of a Termination Event which is continuing, the Owners shall have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to the Vessel and this Charter, (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to this Charter, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies and (iii) change or appoint a new manager for the Vessel to another Approved Manager, and the appointment of the pre-existing Approved Manager may be terminated immediately without any recourse to the Owners in line with the terms of the Approved Management Agreement.

CLAUSE 46	– MANDATORY SALE

46.1	If any of the following occurs:

(a)
it becomes unlawful in any applicable jurisdiction for the Owners to perform any of their obligations as contemplated by any Leasing Document or for the Owners' Financiers (if any) to perform their obligations under the Financial Instruments;

(b)	any Sanctions imposed by the law or regulation of the People's Republic of China deviates from those imposed by the United Nations and compliance with such Sanctions is or has become:

(i)	illegal or unlawful; or

(ii)	unduly onerous (including, without limitation, a scenario where Charterers are not able to perform their global operation and trading, directly because of such Sanctions) or wholly impractical,

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for the Charterers or Guarantor to comply with while maintaining or giving effect to any of their obligations under this Charter or any of the other Leasing Documents to which they are respectively a party to;

(c)
the Approved Sub-charterer or any Third Party Approved Manager, or any of their respective directors or officers, is or becomes a Restricted Person, unless (i) such Approved Sub-charterer is replaced under a substitute Approved Sub-charter in accordance with Clause 48.1(o) or Third Party Approved Manager is being replaced under a substitute Approved Management Agreement in accordance with Clause 48.1(v)(ii), as the case may be, and in each case within 20 Business Days from the date of occurrence of the aforesaid event  and (ii) during such cure period as mentioned in sub-paragraph (i) above, in the Owners' opinion, there is no risk that the Owners are in breach of Sanctions by continuing to perform their obligations under any Leasing Document;

(d)
the Approved Sub-charterer or any Third Party Approved Manager acts in breach of any laws or regulations relating to the Vessel and its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws, the laws of the Vessel's registry, all Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws, unless (i) such Approved Sub-charterer is replaced under a substitute Approved Sub-charter in accordance with Clause 48.1(o) or Third Party Approved Manager is being replaced under a substitute Approved Management Agreement in accordance with Clause 48.1(v)(ii), as the case may be, and in each case within 20 Business Days from the date of occurrence of the aforesaid event and (ii) during such cure period as mentioned in sub-paragraph (i) above, in the Owners’ opinion there is no risk that the Owners are in breach of Sanctions by continuing to perform their obligations under any Leasing Document; or

(e)
any consent, approval, authorisation, license or permit necessary to enable an Approved Sub-charterer to operate or charter the Vessel is not granted, expires without being renewed or is revoked, in each case for a period of more than 30 days, and notwithstanding the above the Approved Sub-charterer continues operating the Vessel, the Charterers shall, in consideration of the Owners transferring all the Owners’ legal and beneficial title in the Vessel to the Charterers, pay the Mandatory Sale Price to the Owners on the date specified by the Owners (being no earlier than the last day of any applicable grace period permitted by law) in a written notice (“Mandatory Sale Notice") delivered by the Owners to the Charterers (such payment date being subject to the consultation period under Clause 46.2 below and in any case not earlier than fifteen (15) Business Days following the date which the Owners provide the Mandatory Sale Notice to the Charterers), and this Charter shall terminate in accordance with the procedures set out in Clause 41 (Termination, Redelivery and Total Loss).

46.2
If the Mandatory Sale Price becomes payable under this Clause 46 (Mandatory Sale), the Owners shall in good faith consult with the Charterers for the Owners or any Obligors to take all reasonable steps to mitigate any such circumstances, provided that:

(a)	this Clause 46 (Mandatory Sale) does not in any way limit the obligations of any Obligor under any Leasing Documents;

(b)
the Owners are not obliged to take any steps or enter into any consultation with the Charterers under this Clause 46 (Mandatory Sale) if, in the opinion of the Owners, to continue performing the Owners’ obligations under the Leasing Documents may be prejudicial to the Owners; and

(c)
subject to sub-paragraphs (a) and (b) above and unless otherwise agreed in writing between the Owners and the Charterers, such consultation period shall expire sixty (60) days from the earlier of (i) the date of occurrence of the circumstances resulting in the Mandatory Sale Price becoming payable under this Clause 46 (Mandatory Sale) and (ii) the date of the Mandatory Sale Notice, following which the Charterers shall immediately pay the Mandatory Sale Price to the Owners.

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CLAUSE 47	REPRESENTATIONS AND WARRANTIES

47.1
The Charterers represent and warrant to the Owners as of the date hereof, and on each day henceforth until the last day of the Charter Period (unless otherwise stated expressly to the contrary below), as follows:

(a)	as at the date of this Charter, the Charterers are (i) wholly legally owned and controlled by the Shareholder and (ii) wholly beneficially owned and controlled by the Guarantor;

(b)	each Obligor is duly incorporated and validly existing under the laws of its jurisdiction of its incorporation;

(c)	each Obligor has the corporate capacity, and has taken all corporate actions and obtained all consents, approvals, authorisations, licenses or permits necessary for it:

(i)	to execute each of the Pertinent Documents to which it is a party; and

(ii)	to comply with and perform its obligations under each of the Pertinent Documents to which it is a party;

(d)	the entry into and performance by any Obligor by it of, and the transactions contemplated by, each Pertinent Document to which it is a party do not and will not conflict with:

(i)	any law or regulation applicable to it;

(ii)	its constitutional documents; or

(iii)	any agreement or instrument binding upon it or constitute a default or termination event (however described) under any such agreement or instrument.

(e)	all the consents, approvals, authorisations, licenses or permits referred to in Clause 47.1(c) remain in force and nothing has occurred which makes any of them liable to revocation;

(f)
each of the Pertinent Documents to which an Obligor is a party constitutes such Obligor’s legal, valid and binding obligations enforceable against such party in accordance with its respective terms and any relevant insolvency laws affecting creditors’ rights generally;

(g)
no third party has any Security Interest, other than the Permitted Security Interests, or any other interest, right or claim over, in or in relation to the Vessel, this Charter or any moneys payable hereunder and/or any of the other Leasing Documents;

(h)
all payments which an Obligor is liable to make under any Leasing Document to which such Obligor is a party may be made by such party without deduction or withholding for or on account of any tax payable under the laws of the jurisdiction of incorporation;

(i)
no legal or administrative action (i) involving the Charterers involving claim(s) amounting in aggregate to more than US$100,000 or (ii) involving the Guarantor involving a claim which results in or is reasonably likely to result in a Material Adverse Effect, has been commenced or taken;

(j)	each Obligor has paid all taxes applicable to, or imposed on or in relation to it, its business or if applicable, the Vessel, except for those being contested in good faith with adequate reserves;

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(k)
the choice of governing law as stated in each Pertinent Document to which a Relevant Person is party to and the agreement by such party to refer disputes to the relevant courts or tribunals as stated in such Pertinent Document are valid and binding against such Relevant Person;

(l)
no Obligor nor any of their assets are entitled to immunity on the grounds of sovereignty or otherwise from any set-off, legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

(m)
the obligations of each Obligor under each Leasing Document to which it is a party, are the direct, general and unconditional obligations of such Obligor and rank at least pari passu with all other present and future unsecured and unsubordinated creditors of such Obligor save for any obligation which is mandatorily preferred by law and not by virtue of any contract;

(n)	each Security Document creates (or once entered into, will create) the Security Interest which it is expressed to create with the ranking and priority it is expressed to have;

(o)	no Obligor is a US Tax Obligor;

(p)
no Obligor, nor any of their respective directors, officers or, to the best of their knowledge (after due and careful enquiry), employees or agents is a Restricted Person, and the Vessel is not the target of Sanctions;

(q)
each Obligor, and their respective directors, officers and, to the best of their knowledge (after due and careful enquiry), employees and agents, is in compliance with all Sanctions laws, and none of them have been or are currently being investigated on compliance with Sanctions, they have not received notice or are aware of any claim, action, suit or proceeding against any of them with respect to Sanctions and they have not taken any action to evade the application of Sanctions;

(r)
the Vessel is not employed, operated or managed in any manner which (i) is contrary to any Sanctions and in particular, the Vessel is not used by or to benefit any party which is a Restricted Person or trade to any Restricted Country or otherwise to any area or country where trading the Vessel to such area or country would constitute a breach of any Sanctions or published boycotts imposed by any of the United Nations, the European Union, the United States of America or the United Kingdom; or (ii) would trigger the operation of any sanctions limitation or exclusion clause in any insurance documentation;

(s)
each Obligor is not in breach of any laws or regulations relating to the Vessel and its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws, the laws of the Vessel's registry, all Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws and each of the Obligors has instituted and maintained systems, controls, policies and procedures designed to:

(i)	prevent and detect incidences of bribery and corruption, money laundering and terrorism financing; and

(ii)	promote and achieve compliance with Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws;

(t)
none of the Obligors is insolvent or in liquidation or administration or subject to any other formal or informal insolvency procedure, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of any Obligor or all or material part of their assets;

(u)	no Termination Event or Potential Termination Event is continuing or might reasonably be expected to result from the entry into and performance of this Charter or any other Leasing Document;

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(v)	as at the date of this Charter, the Vessel is commercially and technically managed under an Approved Management Agreement which remains in full force and effect;

(w)
as at the date of this Charter, the Charterers have not entered into any other investments, any sale or leaseback agreements, any off-balance sheet transaction or incur any other liability or obligation (including without limitation, any Financial Indebtedness of any obligations under a guarantee) except:

(i)	liabilities and obligations under the Leasing Documents to which they are or, as the case may be, will be a party;

(ii)	liabilities or obligations reasonably incurred in the normal course of its business of trading, operating and chartering, maintaining and repairing the Vessel; or

(iii)	liabilities, obligations and agreements as otherwise already disclosed to the Owners;

(x)
any factual information provided by the Charterers (or on their behalf) to the Owners was true and accurate in all material respects as at the date it was provided or as the date at which such information was stated; and

(y)	the entry by each Obligor into any Pertinent Document does not in any way cause any breach, and is in all respects permitted, under the terms of any document which it is entered into.

CLAUSE 48	– CHARTERERS’ UNDERTAKINGS

48.1
The Charterers undertake that, except with the Owners’ prior written consent, the Charterers shall comply or procure compliance with the following undertakings commencing from the date hereof and up to the last day of the Charter Period:

(a)	there shall be no change of ownership or control of the Charterers from that described under Clause 47.1(a) following the Commencement Date;

(b)	there shall be sent to the Owners:

(i)	as soon as possible, but in no event later than one hundred and eighty (180) days after the end of each financial year of the Charterers, the unaudited annual financial reports of the Charterers;

(ii)
as soon as possible, but in no event later than ninety (90) days after the end of each half-year, the unaudited financial reports of the Charterers in each case certified as to their correctness by a director of the Charterers;

(iii)
as soon as possible, but in no event later than one hundred and eighty (180) days after the end of each financial year of the Guarantor, the audited consolidated annual financial reports of the Guarantor; and

(iv)
as soon as possible, but in no event later than ninety (90) days after the end of each half-year, the unaudited financial reports of the Guarantor certified as to their correctness by an officer of the Guarantor, and each set of financial statements referred to in shall be in English;

(c)
following the occurrence of a Termination Event which is continuing, they will provide to the Owners, at the same time as they are despatched, copies of all notices and minutes relating to any of their extraordinary shareholders’ meeting which are despatched to the Charterers’ and the Shareholder’s respective shareholders or creditors or any class of them;

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(d)
they will provide or will procure that each Obligor provides the Owners with details of any legal or administrative action involving such Obligor or the Vessel as soon as such action is instituted or it becomes apparent to such Obligor that it is likely to be instituted and is likely to have a Material Adverse Effect on the ability of such Obligor to perform their obligations under each Leasing Document to which it is a party;

(e)
they will, and will procure that each other Obligor will, obtain and promptly renew or procure the obtainment or renewal of and provide copies of, from time to time, any necessary consents, approvals, authorisations, licenses or permits of any regulatory body or authority for the transactions contemplated under each Leasing Document to which it is a party (including without limitation to sell, charter and operate the Vessel);

(f)
they will not, and will procure that each other Obligor will not, create, assume or permit to exist any Security Interest of any kind upon any Leasing Document to which such Obligor is a party, and if applicable, the Vessel, in each case other than the Permitted Security Interests;

(g)	they will at their own cost, and will procure that each other Obligor will:

(i)
do all that such Obligor reasonably can to ensure that any Leasing Document to which such Obligor is a party validly creates the obligations and the Security Interests which such Obligor purports to create; and

(ii)
without limiting the generality of paragraph (i), promptly register, file, record or enrol any Pertinent Document to which such Obligor is a party with any court or authority in all Relevant Jurisdictions, pay any stamp duty, registration or similar tax in all Relevant Jurisdictions in respect of any Pertinent Document to which such Obligor is a party, give any notice or take any other step which, is or has become necessary or desirable for any such Pertinent Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which such Obligor creates;

(h)	they will, and will procure that each other Obligor will, notify the Owners as soon as it becomes aware of the occurrence of:

(i)	any incident relating to the Vessel which results, or is anticipated to result, in repairs on the Vessel which exceed US$1,000,000;

(ii)	any material safety incidents taking place on board the Vessel;

(iii)
any Environmental Claim which is made against the Charterers, Approved Sub-charterer or any Approved Manager in connection with the Vessel (provided that such claim(s) exceed US$1,000,000 in aggregate) or any Environmental Incident;

(iv)	any arrest or detention of the Vessel, any exercise or purported exercise of any lien on that Vessel or its Earnings or any requisition of that Vessel for hire; and

(v)	any Potential Termination Event or a Termination Event,

and will keep the Owners fully up-to-date with all developments and the Charterers will, if so requested by the Owners, provide any such certificate signed by its director(s), confirming that there exists no Potential Termination Event or Termination Event;

(i)	they will, and will procure that each other Obligor will, as soon as practicable after receiving the request, provide the Owners with any additional financial or other information relating:

(i)	to themselves and/or the Vessel (including, but not limited to the condition and location of the Vessel); or

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(ii)	to any other matter relevant to, or to any provision of any Leasing Document to which it is a party,

which may be reasonably requested by the Owners (or the Owners’ Financier (if any)) at any time;

(j)
they will comply, or procure compliance, and will procure that each other Obligor will comply or procure compliance, with all laws or regulations relating to the Vessel and its construction, ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws and the laws of the Vessel’s registry provided that any non-compliance shall not (and shall not be expected to) materially adversely affect the obligations of an Obligor or any Third Party Approved Manager under each Leasing Document to which it is a party or materially adverse effect the normal operations of the Vessel;

(k)	subject to Clause 10(d) of this Charter, the Vessel shall be registered under the Flag State;

(l)	the Vessel shall be classed with the Classification Society upon Delivery and shall be free of any overdue conditions or recommendations;

(m)
upon request, they will provide or they will procure to be provided to the Owners the report(s) of the survey(s) conducted pursuant to Clause 7 (Surveys on Redelivery) of this Charter in form and substance satisfactory to the Owners;

(n)
except with the Owners’ prior written consent (not to be unreasonably withheld) or were expressly permitted under the Leasing Documents, the Charterers shall not enter into any form of merger, sub-division, amalgamation or other reorganisation, provided that in the case of any Obligor other than the Charterers, such merger, sub-division, amalgamation or other reorganisation is permitted without restrictions so long as the Guarantor remains the surviving entity of any such process;

(o)	the Charterers may freely sub-charter the Vessel provided that:

(i)
except with the Owner’s prior written consent, they shall not permit the sub-chartering of the Vessel (A) on a bareboat basis or (B) on any other basis exceeding thirteen (13) months (including any optional extensions thereto); and

(ii)
as a condition precedent to the delivery of the Vessel (or condition subsequent to be satisfied within 3 Business Days of the delivery) under any such Approved Sub-charter, the Charterers shall assign all their rights and interests under such Approved Sub-charter (provided that if such Approved Sub-Charter is made otherwise than on a bareboat basis, it is capable of exceeding 13 months) on terms acceptable to the Owners and shall use reasonable commercial efforts to procure that the relevant Approved Sub-charterer gives a written acknowledgment of such assignment in form and substance reasonably acceptable to the Owners and provide such documents as the Owners may reasonably require regarding the due execution of such Approved Sub-charter (and such Approved Sub-charterer shall assign its insurance interest in the case where any such Approved Sub-charter is a bareboat charter);

(p)
they shall not make or pay any dividend or other distribution (in cash or in kind) in respect of its issued shares following the occurrence of a Termination Event which is continuing or which would result in a Termination Event;

(q)
they shall comply and shall procure that each Obligor (including, in each case, procuring or as the case may be, using all reasonable endeavours to procure the respective officers, directors, employees, consultants, agents and/or intermediaries of the relevant entity to do the same) complies with all laws and regulations in respect of Sanctions;

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(r)
the Vessel shall not be employed, operated or managed in any manner which (i) is contrary to any Sanctions and in particular, the Vessel shall not be used by or to benefit any party which is a target of Sanctions and/or is a Restricted Person or trade to any area or country which is a Restricted Country or otherwise where trading the Vessel to such area or country would constitute or reasonably be expected to constitute a breach of any Sanctions or published boycotts imposed by any of the United Nations, the European Union, the United States of America or the United Kingdom, (ii) would result or reasonably be expected to result in any Relevant Person or the Owners becoming a Restricted Person or (iii) would trigger the operation of any sanctions limitation or exclusion clause in any insurance documentation;

(s)
they shall, and shall procure that each Obligor shall (including procuring or as the case may be, using all reasonable endeavours to procure the respective officers, directors, employees, consultants, agents and/or intermediaries of the relevant entity to do the same) shall:

(i)	comply with all Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws;

(ii)	maintain systems, controls, policies and procedures designed to promote and achieve ongoing compliance with Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws; and

(iii)
in respect of the Charterers, not use, or permit or authorize any person to directly or indirectly use, the Purchase Price for any purpose that would breach any Anti-Money Laundering Laws, Anti-Terrorism Financing Laws or Business Ethics Laws;

(t)
in respect of the Charterers, not lend, invest, contribute or otherwise make available the Purchase Price to or for any other person in a manner which would result in a violation of Anti-Money Laundering Laws, Anti-Terrorism Financing Laws or Business Ethics Laws;

(u)
they shall, and shall procure that each other Obligor shall promptly notify the Owners of any non-compliance, by any Obligor or their respective officers, directors, employees, consultants, agents or intermediaries or (on a best efforts basis) by the Approved Sub-charterer, with all laws and regulations relating to Sanctions, Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws (including but not limited to notifying the Owners in writing immediately upon being aware that any Obligor or its shareholders, directors, officers or employees or any Approved Sub-charterer is a Restricted Person or has otherwise become a target of Sanctions) as well as provide all information (once available) in relation to its business and operations which may be relevant for the purposes of ascertaining whether any of the aforesaid parties are in compliance with such laws;

(v)	in respect of the management of the Vessel:

(i)	they shall ensure that the Vessel be commercially and/or technically managed under an Approved Management Agreement;

(ii)
they shall not appoint or permit to be appointed any manager of the Vessel unless it is an Approved Manager or unless the Owners have provided their prior approval for another new manager, such approval not to be unreasonably withheld or delayed, and such new manager enters into a Manager’s Undertaking; and

(iii)
they shall not, save with the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed), agree or enter into any transaction, arrangement, document or do or omit to do anything which will have the effect of materially varying, amending or supplement the terms of an Approved Management Agreement;

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(w)
they shall not, and shall procure that they shall not agree or enter into any transaction, arrangement, document or do or omit to do anything which will have the effect of varying, amending or supplementing the material terms of an Approved Sub-charter (which, in the case of such Approved Sub-charter being made otherwise on a bareboat basis, is limited to such Approved Sub-charters which are capable of exceeding thirteen (13) months);

(x)	they shall ensure that all Earnings and any other amounts received by them in connection with the Vessel are paid into the Earnings Account;

(y)
from the Commencement Date and during the Charter Period, they shall not enter into any other investments, any sale or leaseback agreements, any off-balance sheet transaction or incur any other liability or obligation (including without limitation, any Financial Indebtedness of any obligations under a guarantee) except:

(i)	liabilities and obligations under the Leasing Documents to which it is or, as the case may be, will be a party; or

(ii)	liabilities or obligations reasonably incurred in the normal course of its business of trading, operating and chartering, maintaining and repairing the Vessel; and

(z)	any transaction entered into with their Affiliates shall be on arm’s length basis and in good faith;

(aa)	they will ensure and procure that:

(i)	the Market Value of the Vessel shall be ascertained at the expenses of the Charterers from time to time in the following circumstances:

(A)	upon the occurrence of a Termination Event which is continuing, at any time at the request of the Owners;

(B)	in the absence of a Termination Event which is continuing:

(i)
from the first anniversary of the Commencement Date, at least once every calendar year during the Charter Period, with such report to be dated no more than thirty (30) calendar days prior to every anniversary of the Commencement Date occurring within the Charter Period or on such other date as the Owners may request; and

(ii)	at any time at the request of the Owners if the Owners have determined (in their sole reasonable discretion) that the Market Value of the Vessel falls below the Minimum Amount; and

(ii)	the Charterers shall pay the Owners the amount of the fees and expenses incurred by the Owners in connection with any matter arising out of this paragraph (aa);

(bb)
if and when the Market Value of the Vessel falls below an amount (the “Minimum Amount”) which equals to 120% of the Charterhire Principal Balance as at the preceding anniversary of the Commencement Date, the Charterers shall, upon request, promptly and in any event not later than the date falling five (5) Business Days after the Owners notify them of such circumstance, provide, or ensure the provision of additional security which in the opinion of the Owners has a net realizable value of at least equal to the shortfall and is acceptable to the Owners, and which is documented in such terms as the Owners may require. (Such difference between the Market Value and the Minimum Amount being referred to as the “shortfall” for the purposes of this paragraph);

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(cc)	they shall, and shall procure that each other Obligor will provide the Owners with access to class records in respect of the Vessel if and when requested by the Owners;

(dd)	they shall ensure that no Change of Control shall occur without the prior written consent of the Owners;

(ee)	they shall ensure that they and/or the Approved Managers shall comply with the Maritime Labour Convention, 2006;

(ff)	they:

(i)
shall or shall procure that any other organisation or person whom the Charterers have contractually agreed to take over all duties and responsibilities imposed by the ISM Code (including the relevant Approved Manager as an ISM Company or any Approved Sub-charterer of the Vessel) will:

(A)	surrender any Emission Allowances in respect of the Vessel under any applicable Emission Scheme; and

(B)
promptly upon the Owners’ request, provide and submit such signed mandate letter in the form required by the Owners and the relevant administering  authority and provide any other information and documents as required by the Owners and/or the relevant administering authority in relation to any applicable Emission Scheme;

(ii)	shall fulfil all obligations which may be imposed on the Owners as registered owner of the Vessel by the MARPOL Carbon Intensity Regulations;

(gg)	without prejudice to paragraph (ff) above, in relation to EU ETS:

(i)	the Charterers acknowledge that if the Vessel stops at ports in the European Union, they will incur liabilities under EU ETS and Fuel EU Maritime;

(ii)
the Charterers acknowledge and agree that if they intend to sail the Vessel into ports in the European Union, the Charterers shall register the Vessel as part of a shipping company as required under the EU ETS and shall comply in all respects with the EU ETS and Fuel EU Maritime;

(iii)
if required by the competent administering authority or the Owners (due to the requirements of the competent administering authority), the Charterers shall provide a letter in a format to be agreed by the Owners (and which is in a format acceptable to the competent Emission Scheme Authority) confirming that they or the competent ISM Company have assumed responsibility for the operation of the Vessel from the Owners (the "ETS and Fuel EU Maritime Letter"); and

(iv)
the Charterers shall, or procure that the relevant Approved Manager as ISM Company shall, submit the ETS and Fuel EU Maritime Letter to the relevant Emission Scheme Authority upon registration of the Vessel pursuant to the EU ETS and shall provide the Owners with evidence of such registration (if available by the said authority) promptly; and

(v)
the Owners hereby acknowledge and undertake to timely assist the Charterers on the above, including but not limited to signing any mandate letters, forms or other instruments and providing any necessary information, in relation to an Emissions Scheme that may be necessary for the Charterers and/or the ISM Company to complete any relevant procedures; and

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(hh)	they shall (and they shall procure that each of the Approved Manager and where/if applicable, on a best efforts basis the Approved Sub-charterer shall):

(i)	co-operate and exchange all relevant data and information with each other in a timely manner to:

(A)	facilitate compliance by the Charterers and any other Emission Scheme Participant with any applicable Emission Scheme; and

(B)
enable the Charterers and any other Emission Scheme Participant to calculate the amount of Emission Allowances in respect of the Vessel which are required to be surrendered to the relevant Emission Scheme Authority for that Emission Scheme during the Charter Period; and

(ii)
promptly supply to the relevant Emission Scheme Authority relating to any applicable Emission Scheme with all relevant documents (including without limitation, any relevant mandating documents required in connection with surrendering the relevant Emission Allowances to the relevant Emission Scheme Authority relating to the relevant Emission Scheme) required to be provided to such Emission Scheme Authority relating to such Emission Scheme, and to do all such things necessary or advisable to ensure that the Owners, the Charterers, each Emission Scheme Participant and the Vessel will be in compliance with all Environmental Laws.

CLAUSE 49	– PURCHASE OPTION

49.1
The Charterers shall have the option, at any time after the Commencement Date, to purchase the Vessel on any date (the “Purchase Option Date”) specified in a notice (the “Purchase Option Notice”) at the applicable Purchase Option Price, subject always to giving the Owners no less than forty five (45) days’ prior written notice.

49.2
A Purchase Option Notice shall be signed by a duly authorised officer or attorney of the Charterers and, once delivered to the Owners, is irrevocable and the Charterers shall be bound to pay to the Owners the Purchase Option Price on the Purchase Option Date.

49.3	Only one Purchase Option Notice may be served throughout the duration of the Charter Period.

49.4
Upon the Owners’ receipt in full of the Purchase Option Price, the Owners shall transfer the legal and beneficial ownership of the Vessel on an “as is where is” basis (and otherwise in accordance with the terms and conditions set out in Clause 51 (Sale of the Vessels to the Charterers)) to the Charterers or their nominees and shall execute a bill of sale and a protocol of delivery and acceptance evidencing the same and any other document strictly necessary to transfer the title of the Vessel to the Charterers (and to the extent required for such purposes the Vessel shall be deemed first to have been redelivered to the Owners).

CLAUSE 50	– PURCHASE OBLIGATION

Subject to the other provisions of this Charter, in consideration of the Owners entering into this Charter, on the Charter Expiry Date, provided all moneys owing and payable under this Charter have been fully and irrevocably paid to the Owners (including the Charterhire Balloon Instalment), the Charterers shall be obliged to (i) purchase from the Owners all of the Owners’ beneficial and legal right, title and interest in the Vessel and all belonging to her and the Owners, (ii) perform their obligations referred to in Clause 51 (Sale of the Vessel to the Charterers) and (iii) pay the Purchase Obligation Price on the Charter Expiry Date in relation thereto (unless the Owners agree otherwise in writing and upon such terms and conditions as the Owners may deem fit in their absolute discretion).

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CLAUSE 51	– SALE OF THE VESSEL TO THE CHARTERERS

51.1
All legal and beneficial interest and title in the Vessel shall be transferred to the Charterers by the Owners pursuant to the terms of Clause 41 (Termination, Redelivery and Total Loss), Clause 49 (Purchase option) or Clause 50(Purchase obligation) (as the case may be) on an “as is where is” basis and on the following terms and conditions:

(a)
the Charterers expressly agree and acknowledge that no condition, warranty or representation of any kind is or has been given by or on behalf of the Owners in respect of the Vessel or any part thereof, and accordingly the Charterers confirm that they have not, in entering into this Charter, relied on any condition, warranty or representation by the Owners or any person on the Owners’ behalf, express or implied, whether arising by law or otherwise in relation to the Vessel or any part thereof, including, without limitation, warranties or representations as to the description, suitability, quality, merchantability, fitness for any purpose, value, state, condition, appearance, safety, durability, design or operation of any kind or nature of the Vessel or any part thereof, and the benefit of any such condition, warranty or representation by the Owners is hereby irrevocably and unconditionally waived by the Charterers to the extent permissible under applicable law, the Charterers hereby also waive any rights which they may have in tort in respect of any of the matters referred to under this Clause 51 (Sale of the Vessel to the Charterers) and irrevocably agree that (i) the Owners shall have no greater liability in tort in respect of any such matter than they would have in contract after taking account of all of the foregoing exclusions; (ii) no third party making any representation or warranty relating to the Vessel or any part thereof is the agent of the Owners nor has any such third party authority to bind the Owners thereby and (iii) notwithstanding anything contained above, nothing contained herein is intended to obviate, remove or waive any rights or warranties or other claims relating thereto which the Charterers (or their nominee) or the Owners may have against the manufacturer or supplier of the Vessel or any third party;

(b)
the Vessel shall be free from all mortgages or any other liens, encumbrances, claims or debts whatsoever created by the Owners (save for those mortgages, liens, encumbrances or debts created under the Leasing Documents);

(c)
the Purchase Option Price, the Purchase Obligation Price, the Termination Purchase Price or the Mandatory Sale Price (as the case may be) shall be paid by (or on behalf of) the Charterers to the Owners on respectively the Purchase Option Date, the Charter Expiry Date, the Termination Notice Date or Mandatory Sale Date (as applicable), together with unpaid amounts of Charterhire and other moneys owing by or accrued or due from the Charterers under this Charter on or prior to the Purchase Option Date, the Charter Expiry Date, the Termination Notice Date or Mandatory Sale Date (as the case may be) which remain unpaid; and

(d)
upon the Purchase Option Price, the Purchase Obligation Price, the Termination Purchase Price or the Mandatory Sale Price (as the case may be) and all other moneys payable under this Charter being fully and irrevocably paid to the Owners on, and in accordance with, the terms set forth in this Charter (except in the case of Total Loss) the Owners agree (at the cost of the Charterers) to enter into (i) a bill of sale and (ii) a protocol of delivery and acceptance, and the Vessel shall accordingly be deemed delivered to the Charterers on the date and time set out in such protocol of delivery and acceptance (and to the extent required for such purposes the Vessel shall be deemed first to have been redelivered to the Owners).

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CLAUSE 52	– INDEMNITIES

52.1
The Charterers agree to indemnify and keep the Owners (collectively, the “Indemnitees”) indemnified against all claims, expenses, liabilities, losses, reasonable and documented fees (including but not limited to any vessel registration and tonnage fees) suffered or incurred by or imposed on the Indemnitees directly arising from this Charter and any Leasing Document or in connection with delivery, possession, performance, control, registration, repair, survey, insurance, maintenance, manufacture, purchase, ownership and operation of the Vessel by the Indemnitees and the costs related to the prevention or release of liens or detention of or requisition, use, operation or redelivery, sale or disposal of the Vessel or any part of it and whether prior to, during or after termination of the leasing of this Charter and whether or not the Vessel is in the possession or the control of the Charterers or otherwise. Without prejudice to its generality, this Clause 52 (Indemnities) covers any claims, expenses, liabilities and losses which directly arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, the MARPOL Protocol, any Environmental Law or any Sanctions. Such indemnity obligation shall survive the termination of the Charter Period.

52.2
Without prejudice to the above Clause 52.1, if any sum (a “Sum”) due from a Relevant Person (other than any Approved Sub-charterer which is not a member of the Group) under the Leasing Documents, or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(a)	making or filing a claim or proof against that Relevant Person; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Charterers shall, as an independent obligation, on demand, indemnify the Owners against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

52.3
The obligations of the Charterers under Clause 52(Indemnities) and in respect of any Security Interest created pursuant to the Security Documents will not be affected or discharged by an act, omission, matter or thing which would reduce, release or prejudice any of its obligations under Clause 52 (Indemnities) or in respect of any Security Interest created pursuant to the Security Documents (without limitation and whether or not known to it or any Relevant Person) including:

(a)	any time, waiver or consent granted to, or composition with, any Relevant Person or other person;

(b)	the release of any other Relevant Person or any other person under the terms of any composition or arrangement with any creditor of the Guarantor or any of its affiliates;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Relevant Person or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Relevant Person or any other person;

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(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Leasing Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Security Document or any other document or security; or

(g)	any insolvency or similar proceedings.

52.4
In consideration of the Charterers requesting the Other Owners to charter the Other Vessels to the relevant Other Charterers under the relevant Other Charters, the Charterers hereby irrevocably and unconditionally undertake to pay immediately on demand from any Other Owner such amounts in respect of all claims, expenses, liabilities, losses, documented fees of every kind and nature and all other moneys due, owing and/or payable to any Other Owner under or in connection with any Other Charter, and to indemnify and hold such Other Owner harmless against all such moneys, costs, fees and expenses.

52.5
Notwithstanding anything to the contrary herein and without prejudice to any right to damages or other claim which the Charterers may have at any time against the Owners under this Charter, the indemnities provided by the Charterers in favour of the Owners shall continue in full force and effect notwithstanding any breach of the terms of this Charter or termination of this Charter pursuant to the terms hereof or termination of this Charter by the Owners.

52.6
All rights which the Charterers have at any time (whether in respect of this Charter or any other transaction) against any of the Other Charterers or the Guarantor shall be fully subordinated to the rights of the Owners under the Leasing Documents and until the end of this Charter and unless the Owners otherwise direct, the Charterers shall not exercise any rights which it may have (whether in respect of this Charter or any other transaction) by reason of performance by it of its obligations under the Leasing Documents or by reason of any amount becoming payable, or liability arising, under this Clause 52 (Indemnities):

(a)	to be indemnified by any of the Other Charterers or the Guarantor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, the Other Charterers’ or the Guarantor’s obligations under the Leasing Documents;

(c)
to take any benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any of the Other Charterers or the Guarantor under the Leasing Documents or of any other guarantee or security taken pursuant to, or in connection with, the Leasing Documents by any of the aforesaid parties;

(d)
to bring legal or other proceedings for an order requiring any of the Other Charterers or the Guarantor or any of them to make any payment, or perform any obligation, in respect of any Leasing Document;

(e)	to exercise any right of set-off against any of the Other Charterers or the Guarantor; and/or

(f)	to claim or prove as a creditor of any of the Other Charterers or the Guarantor,

and if the Charterers receive any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Owners or any Other Owner by any of the Other Charterers or the Guarantor under or in connection with the Leasing Documents to be repaid in full on trust for the Owners or the Other Owners and shall promptly pay or transfer the same to the Owners or the Other Owners as may be directed by the Owners.

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52.7
The Charterers hereby irrevocably agree to indemnify and hold harmless the Owners against any claim, expense, liability or loss incurred by the Owners (and which is notified to the Charterers) in liquidating or employing deposits from the Owners’ Financier or third parties to fund the acquisition of the Vessel pursuant to the MOA, on or prior to the Commencement Date.

CLAUSE 53	– NO SET-OFF OR TAX DEDUCTION

53.1
All payments of Charterhire, the Purchase Obligation Price, the Purchase Option Price, the Termination Purchase Price and any other payment made from the Charterers to enable the Owners to pay all amounts under a Pertinent Document shall be paid punctually:

(a)
without any form of set-off, cross-claim or condition (except in the case of Advance Charterhire which shall be subject to the set-off under Clause 36.2 above) and in the case of Charterhire, without previous demand unless otherwise agreed with the Owners; and

(b)	free and clear of any tax deduction or withholding unless required by law.

53.2	Without prejudice to Clause 53.1, if the Charterers are required by law to make a tax deduction from any payment:

(a)	the Charterer shall notify the Owners as soon as they become aware of the requirement; and

(b)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Owners receive and retain (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which they would otherwise have received.

53.3	In this Clause (No set-off or tax deduction) “tax deduction” means any deduction or withholding for or on account of any present or future tax, other than a FATCA Deduction.

CLAUSE 54	– INCREASED COSTS

54.1	This Clause 54(Increased costs) applies if the Owners notify the Charterers that they consider (acting in good faith) that as a result of:

(a)
the introduction or alteration after the date of this Charter of a law or an alteration after the date of this Charter in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Charter of a tax on the Owners’ overall net income); or

(b)
complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Owners allocates capital resources to their obligations under this Charter) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Charter, the Owners (or a parent company of them) or the Owners’ Financier has incurred or will incur an “increased cost”.

54.2	In this Clause 54 (Increased costs), “increased cost” means, in relation to the Owners or the Owners’ Financier:

(a)
an additional or increased cost incurred as a result of, or in connection with, as the case may be, (i) the Owners having entered into, or being a party to, this Charter, of funding the acquisition of the Vessel pursuant to the MOA or performing their obligations under this Charter or (ii) the Owners’ Financier entering into the funding arrangements described under Clause 59.2(a);

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(b)	a reduction in the amount of any payment to the Owners under this Charter or in the effective return which such a payment represents to the Owners on their capital;

(c)	an additional or increased cost of funding the acquisition of the Vessel pursuant to the MOA; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Owners under this Charter,

and for the purposes of this Clause 54.2 the Owners may in good faith allocate or spread costs and/or losses among their assets and liabilities (or any class of their assets and liabilities) on such basis as they consider appropriate.

54.3
Subject to the terms of Clause 54.1, the Charterers shall pay to the Owners, on the Owners’ demand, the amounts which the Owners from time to time notify the Charterers to be necessary to compensate the Owners for the increased cost.

CLAUSE 55	– FATCA

55.1	Defined terms. For the purposes of this Clause 55(FATCA), the following terms shall have the following meanings:

“Code” means the United States Internal Revenue Code of 1986, as amended.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under this Charter or the Leasing Documents required by or under FATCA.

“FATCA Exempt Party” means a Relevant Party that is entitled under FATCA to receive payments free from any FATCA Deduction.

“FATCA Non-Exempt Party” means any Relevant Party who is not a FATCA Exempt Party.

“Relevant Party” means any of the parties to this Charter and the Leasing Documents except the Approved Sub-charterer.

“IRS” means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government.

55.2	FATCA Information.

(a)	Subject to paragraph (c) below, each Relevant Party shall within ten (10) Business Days of a reasonable request by another Relevant Party:

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(i)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and

(ii)
supply to the requesting party (with a copy to all other Relevant Parties) such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)
If a Relevant Party confirms to any other Relevant Party that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall so notify all other Relevant Parties reasonably promptly.

(c)
Nothing in this Clause (FATCA) shall oblige any Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any fiduciary duty or any duty of confidentiality.

(d)
If a Relevant Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Relevant Party shall be treated for the purposes of the Leasing Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Relevant Party in question provides the requested confirmation, forms, documentation or other information.

55.3	FATCA Deduction and gross-up by Relevant Party

(a)
If the representation made by the Charterers under Clause 47.1(o) proves to be untrue or misleading such that the Charterers are required to make a FATCA Deduction, the Charterers shall make the FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)
If the Charterers are required to make a FATCA Deduction then the Charterers shall increase the payment due from them to the Owners to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)
The Charterers shall promptly upon becoming aware that they must make a FATCA Deduction (or that there is any change in the rate or basis of a FATCA Deduction) notify the Owners accordingly.  Within thirty (30) days of the Charterers making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Charterers shall deliver to the Owners evidence reasonably satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

55.4	FATCA Deduction by Owners

The Owners may make any FATCA Deduction they are required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Owners shall not be required to increase any payment in respect of which they make such a FATCA Deduction or otherwise compensate the recipient for that FATCA Deduction.

55.5	FATCA Mitigation.

Notwithstanding any other provision to this Charter, if a FATCA Deduction is or will be required to be made by any party under Clause 55.3 (FATCA deduction and gross-up by relevant party) in respect of a payment to the Owners as a result of the Owners not being a FATCA Exempt Party, the Owners shall have the right to transfer their interest in the Vessel (and this Charter) to any person nominated by the Owners and all costs in relation to such transfer shall be for the account of the Charterers.

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CLAUSE 56	– CONFIDENTIALITY

56.1
The Parties agree to keep the terms and conditions of this Charter and any other Leasing Documents (the "Confidential Information") strictly confidential, provided that a Party may disclose Confidential Information in the following cases:

(a)	it is already known to the public or becomes available to the public other than through the act or omission of the disclosing Party;

(b)
disclosure is made to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, insurers, insurance advisors, insurance brokers, partners as the relevant Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (b) is informed by the disclosing Party in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(c)
it is required to be disclosed under the applicable laws of any Relevant Jurisdiction, by a governmental order, decree, regulation or rule, by an order of a court, tribunal or listing exchange of the Relevant Jurisdiction, provided that the disclosing Party shall give written notice of such required disclosure to the other Party prior to the disclosure;

(d)
it is required to be disclosed to any governmental, banking, taxation or other regulatory authority or similar body, pursuant to the rules of any relevant stock exchange and/or securities and exchange commission rules (including, but not limited to, the US Securities and Exchange Commission Rule or the Nasdaq Rules); or pursuant to any applicable law or regulation;

(e)	in filings with a court or arbitral body in proceedings in which the Confidential Information is relevant and in discovery arising out of such proceedings;

(f)
to (or through) whom a Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Leasing Document (as permitted by the terms thereof), provided that such person receiving Confidential Information shall undertake that it would not disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this Clause (Confidentiality) or such other circumstances as may be permitted by all Parties;

(g)	to any of the following persons on a need to know basis:

(i)	a shareholder or an Affiliate of either Party or a party referred to in either paragraph (f) above or this paragraph (g)(i) or (g)(ii) (including the employees, officers and directors thereof);

(ii)	professional advisers retained by a disclosing party; or

(iii)	persons advising on, providing or considering the provision of financing to the disclosing party or an Affiliate,

provided that the disclosing party shall exercise due diligence to ensure that no such person shall disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this Clause (Confidentiality) or such other circumstances as may be permitted by all Parties; or
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(h)	with the prior written consent of all Parties.

CLAUSE 57	– PARTIAL INVALIDITY

If, at any time, any provision of a Leasing Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

CLAUSE 58	– SETTLEMENT OR DISCHARGE CONDITIONAL

58.1
Any settlement or discharge under any Leasing Document between the Owners and any Relevant Person or any other person shall be conditional upon no security or payment to the Owners by any Relevant Person or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

58.2
If the Owners consider (acting reasonably) that an amount paid or discharged by, or on behalf of, a Relevant Person in purported payment or discharge of an obligation of that Relevant Person to the Owners under the Leasing Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Relevant Person or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Leasing Documents.

CLAUSE 59	– CHANGES TO THE PARTIES

59.1	Assignment or transfer by the Charterers

The Charterers shall not assign their rights or transfer by novation any of their rights and obligations under the Leasing Documents except with the prior consent in writing of the Owners.

59.2	Assignment or transfer by the Owners

Subject to Clause 35 (Quiet enjoyment) above, the Charterers acknowledge that, at any time during the Charter Period:

(a)
the Owners are entitled to enter into certain funding arrangements with their financier(s), (the "Owners’ Financier"), in order to finance in part or in full of the Purchase Price, which funding arrangements may be secured, inter alia, by the relevant Financial Instruments;

(b)	the Owners may do any of the following as security for the funding arrangements referred to in paragraph (a) above, in each case, without the prior consent of the Charterers:

(i)
execute a ship mortgage over the Vessel or any other Financial Instrument in favour of an Owners’ Financier (if there is any financing charter registration in respect of this Charter, the Charterers shall cooperate with the Owners to de-register such financing charter registration or to assign all interest in and to such financing charter in favour of the Owner’s Financier to the satisfaction of the Owner’s Financier, provided that such de-registration or assignment shall not affect the Charterers’ rights to operate the Vessel in accordance with the terms of this Charter);

(ii)	assign their rights and interests to, in or in connection with this Charter and any other Leasing Document in favour of that Owners’ Financier;

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(iii)	assign their rights and interests to, in or in connection with the Insurances, the Earnings and the Requisition Compensation of the Vessel in favour of that Owners’ Financier; and

(iv)	enter into any other document or arrangement which is necessary to give effect to such financing arrangements.

(c)
the Charterers undertake to comply, and provide such information and documents reasonably required to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in any Financial Instrument or as may be directed from time to time during the currency of this Charter by the Owners’ Financier in conformity with any Financial Instrument.

(d)
The Owners may transfer by novation (or otherwise) any of its rights and obligations under the Leasing Documents and/or sell the Vessel at any time with the prior written consent of the Charterers (such consent not to be unreasonably withheld or delayed), provided that such consent would not be required if such transfer is made:

(i)
to another lessor or financial institution or trust, fund, leasing company or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets or to any other party at any time;

(ii)	to an affiliate of the Owners;

(iii)	at such time following the occurrence of a Termination Event which is continuing; or

(iv)	in accordance with the Charterers’ exercise of the Purchase Option under Clause 49 (Purchase option) or of the Purchase Obligation under Clause 50 (Purchase obligation).

(e)
Following any change in the registered ownership of the Vessel permitted pursuant to Clause 59.2, this Charter would continue on identical terms (save for logical, consequential or mutually agreed amendments), and the Charterers hereby agree that they shall be liable to the aforesaid new owner of the Vessel for its performance of all obligations pursuant to this Charter after change of the registered ownership of the Vessel from the Owners to such new owner and shall procure that the Guarantor shall execute a guarantee in favour of the new owners for the inter alia, obligations of the Charterers under this Charter, in substantially in the same form as the Guarantee (or such other form as the Guarantor and the new owners may agree).

59.3
The Charterers agree and undertake to enter into any such usual documents as the Owners shall reasonably require to complete or perfect the transfer of the Vessel (with the benefit and burden of this Charter) pursuant to Clause 59.2 (Assignment or transfer by the Owners), at no cost to the Charterers.

CLAUSE 60	– MISCELLANEOUS

60.1
The Charterers waive any rights of sovereign immunity which they or any of their assets may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to their obligations under this Charter.

60.2
No term of this Charter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Charter, save that any of the Other Owners may rely on the rights conferred on them under Clause 52.2.

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60.3
This Charter and each Leasing Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Charter or that Leasing Document, as the case may be.

60.4
These additional clauses shall be read together with the BARECON 2001, and shall constitute a single instrument. In the case of any conflict between the provisions of these additional terms and the BARECON 2001, these additional terms shall prevai–.

CLAUSE 61	- DEFINITIONS

61.1	In this Charter the following terms shall have the meanings ascribed to them below:

“Acceptance Certificate” means a certificate substantially in the form set out in Schedule 1 to be signed by the Charterers at Delivery.

“Account Bank” means Alpha Bank S.A. acting through its office at 93 Akti Miaouli street, 18538, Piraeus, Greece or such other bank as may be approved in writing by the Owners.

“Account Security” means the document creating security over the Earnings Account executed or to be executed by the Charterers in favour of the Owners and the Other Owners, in the agreed form.

"Advance Charterhire” means an amount equivalent to 35% of the applicable Purchase Price.

“Affiliate" means in relation to any person, a subsidiary of that person or a Holding Company of that person or any other subsidiary of that Holding Company.

"Anti-Money Laundering Laws" means all applicable financial record-keeping and reporting requirements, anti-money laundering statutes (including all applicable rules and regulations thereunder) and all applicable related or similar laws, rules, regulations or guidelines, of all jurisdictions including and without limitation, the United States of America, the European Union and the People’s Republic of China and which in each case are (a) issued, administered or enforced by any governmental agency having jurisdiction over any Relevant Person, Approved Sub-charterer or the Owners; (b) of any jurisdiction in which any Relevant Person, Approved Sub-charterer or the Owners conduct business; or (c) to which any Relevant Person, Approved Sub-charterer or the Owners is subjected or subject to.

“Anti-Terrorism Financing Laws” means all applicable anti-terrorism laws, rules, regulations or guidelines of any jurisdiction, including and not limited to the United States of America or the People’s Republic of China which are: (a) issued, administered or enforced by any governmental agency, having jurisdiction over any Relevant Person, Approved Sub-charterer or the Owners; (b) of any jurisdiction in which any Relevant Person, Approved Sub-charterer or the Owners conduct business; or (c) to which any Relevant Person, Approved Sub-charterer or the Owners are subjected or subject to.

“Approved Commercial Management Agreement” means:

(a)
the management agreement in respect of the Vessel dated 2 March 2015 originally made between Seanergy Management Corp. and Fidelity Marine Inc., as amended and/or supplemented by an amendment deed no. 1 dated 11 September 2015, an amendment deed no. 2 dated 24 February 2016, an amendment deed no. 3 dated 1 February 2018, an amendment deed no. 4 dated 28 June 2018 and an amendment deed no. 5 dated 3 November 2021 and an accession deed dated 27 April 2021; or

(b)	such other management agreement entered into after the date of this Charter to be made between the Charterers as owner and an Approved Commercial Manager as commercial manager,

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in each case as may be further amended and/or supplemented from time to time.

“Approved Commercial Manager” means Fidelity Marine Inc., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands MH96960, or any other first class internationally recognised and reputable manager which may, with the prior written approval of the Owners, be appointed as a commercial manager of the Vessel.

“Approved Crew Management Agreement” means:

(a)	the crew management agreement in respect of the Vessel dated 19 May 2022 made between the Charterers as owner and Global Seaways S.A. as crew manager; or

(b)	such other management agreement entered into after the date of this Charter to be made between the Charterers as owner and an Approved Crew Manager as crew manager,

in each case as may be amended and/or supplemented from time to time.

“Approved Crew Manager” means Global Seaways S.A., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands MH96960, or any other first class internationally recognized and reputable manager which may, with the prior written approval of the Owners, be appointed as a crew manager of the Vessel.

“Approved Management Agreement” means an Approved Commercial Management Agreement, Approved Crew Management Agreement, Approved Services Management Agreement or an Approved Technical Management Agreement.

“Approved Manager” means an Approved Commercial Manager, Approved Crew Manager, Approved Services Manager or an Approved Technical Manager.

"Approved Services Manager” means Seanergy Management Corp., a corporation in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands MH96960, or any other first class internationally recognized and reputable manager which may, with the prior written approval of the Owners, be appointed as a services manager of the Vessel.

"Approved Services Management Agreement” means:

(a)	the services management agreement in respect of the Vessel dated 27 April 2021 made between the Charterers as owner and Seanergy Management Corp. as services manager; or

(b)	such other management agreement entered into after the date of this Charter to be made between the Charterers as owner and an Approved Services Manager as services manager,

in each case as may be amended and/or supplemented from time to time.

“Approved Sub-charter” means the Existing Sub-charter or any charter entered into by the Charterers as disponent owner which the Charterers are not prohibited from entering into under Clause 48.1(o).

“Approved Sub-charterer” means the Existing Sub-charterer or any sub-charterer of the Vessel under an Approved Sub-charter.

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“Approved Technical Management Agreement” means:

(a)	the management agreement in respect of the Vessel dated 18 May 2022 made between the Charterers as owner and Seanergy Shipmanagement Corp. as technical manager; or

(b)	such other management agreement entered into after the date of this Charter to be made between the Charterers as owner and an Approved Technical Manager as technical manager,

in each case as may be amended and/or supplemented from time to time.

“Approved Technical Manager” means Seanergy Shipmanagement Corp., a corporation incorporated in the Republic of The Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands MH96960, or any other first class internationally recognised and reputable manager which may, with the prior written approval of the Owners (such approval not to be unreasonably withheld or delayed), be appointed as a technical manager of the Vessel.

“Approved Valuer” means Arrow, Braemar, BRS, Clarksons Platou, Fearnleys, Howe Robinson, Maersk, Seaborne Shipbrokers S.A., Simpson Spence Young or such other independent and reputable shipbroker nominated by the Charterers and approved by the Owners.

“Breakfunding Costs” means all breakfunding costs and expenses incurred or payable by the Owners when a repayment or prepayment under the relevant funding arrangement entered into by the Owners for the purpose of financing the Purchase Price do not fall on a Payment Date.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Greece, Hong Kong, London, New York and Shanghai and any jurisdiction in which any Earnings Account is opened and in relation to the fixing of Term SOFR, which is a US Government Securities Business Day.

"Business Ethics Law" means any laws, regulations and/or other legally binding requirements or determinations in relation to corruption, fraud, collusion, bid-rigging or anti-trust, human rights violations (including forced labour and human trafficking) which are applicable to any Relevant Person, Approved Sub-charterer or the Owners or to any jurisdiction where activities are performed and which shall include but not be limited to (i) the United Kingdom Bribery Act 2010 and (ii) the United States Foreign Corrupt Practices Act 1977 and all rules and regulations under each of (i) and (ii).

“Buyers” means the Owners acting in their capacity as buyer of the Vessel under the MOA.

“Cancelling Date” shall have the same meaning as defined under the MOA.

"Change of Control" means the Charterers ceasing to be wholly and (either directly or indirectly) owned and controlled by the Guarantor.

“Charter Expiry Date” means the date falling five (5) years from the Commencement Date.

“Charter Period” means the period commencing on the Commencement Date and described in Clause 32.2 unless it is either terminated earlier or extended in accordance with the provisions of this Charter.

“Charterhire” means each of, or as the context may require, (i) all of the quarterly instalments of hire payable under this Charter comprising of a Fixed Charterhire element and a Variable Charterhire element and (ii) the Charterhire Balloon Instalment .

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“Charterhire Balloon Instalment” means an amount equal to US$10,500,000.

“Charterhire Principal Balance” means, on any relevant date, (i) the Net Purchase Price minus (ii) the aggregate Fixed Charterhire which have been paid by the Charterers and received by the Owners as at such date.

“Classification Society” means the vessel classification society referred to in Box 10 (Classification Society) of this Charter or such other vessel classification society (being a member of the International Association of Classification Societies) acceptable to the Owners.

“Commencement Date” means the date on which Delivery takes place.

“Delivery” means the delivery of the physical and legal delivery of the Vessel from the Owners to the Charterers hereunder.

“Dollars” and “US$” mean the lawful currency for the time being of the United States of America.

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) and which arise out of the use or operation of the Vessel, including (but not limited to):

(a)
all freight, hire and passage moneys, compensation payable in the event of requisition of the Vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel; and

(b)
if and whenever the Vessel is employed on terms whereby any moneys falling within paragraph (a) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel.

“Earnings Account” means, an account in the name of the Charterers with the Account Bank or any other replacement earnings account in the name of the Charterers with any other bank which may, with the prior written consent of the Owners, be opened.

"Emission Allowances" means an allowance, credit, quota, permit or equivalent, representing a right of a vessel to emit a specified quantity of greenhouse gas emissions recognised by the Emission Scheme.

"Emission Scheme" means a greenhouse gas emissions trading scheme which for the purposes of this Charter shall include the EU ETS and any other similar systems imposed by applicable lawful authorities that regulate the issuance, allocation, trading or surrendering of Emission Allowances.

"Emission Scheme Authority" means in relation to an Emission Scheme, the relevant authority administering or otherwise implementing such Emissions Scheme.

"Emission Scheme Participant" means in relation to an Emission Scheme, any person which is responsible for complying with the requirements of such Emissions Scheme.

“Environmental Claim” means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or which relates to any Environmental Law; or

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(b)
any claim by any other person which relates to an Environmental Incident, and “claim” means a claim for damages, compensation, fines, penalties or any other payment; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)	any release of Environmentally Sensitive Material from the Vessel; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually liable to be arrested, attached, detained or injuncted and/or the Vessel and/or the Owners and/or the Charterers and/or the Approved Sub-charterer and/or any other operator or manager of the Vessel is at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident involving the Vessel in which Environmentally Sensitive Material is released otherwise than from the Vessel and in connection with which the Vessel is actually arrested and/or where the Owners and/or the Charterers and/or the Approved Sub-charterer and/or any other operator or manager of the Vessel is at fault or otherwise liable to any legal or administrative action.

“Environmental Law” means any law relating to pollution or protection of the environment, to the carriage or releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means oil, oil products and any other substances (including any chemical, gas or other hazardous or noxious substance) which are (or are capable of being or becoming) polluting, toxic or hazardous.

"ETS and Fuel EU Maritime Letter" shall have the meaning as defined under 48.1(gg)(iii).

“EU ETS" means the European Union Emissions Trading System specifically applicable to shipping pursuant to the Directive (EU) 2023/959 of the European Parliament and of the Council of 10 May 2023 amending European Directive 2003/87/EC and the Commission Implementing Regulation (EU) 2023/2599 of 22 November 2023 laying down rules for the application of Directive 2003/87/EC of the European Parliament and of the Council as regards the administration of shipping companies by administering authorities in respect of a shipping company.

“Existing Charter” has the meaning given to such term in the MOA.

“Existing Sub-charter” means the time charterparty in respect of the Vessel dated 6 April 2021 entered into between the Charterers as disponent owner and the Existing Sub-charterer as charterer, as amended and/or supplemented from time to time.

“Existing Sub-charterer” means Nippon Yusen Kabushiki Kaisha acting through its office at 3-2 Marunouchi 2-chome, Chiyoda-Ku Tokyo, 100-0005, Japan.

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

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(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)
under a financial lease, a deferred purchase consideration arrangement (other than deferred payments for assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (f) if the references to the debtor referred to the other person;

“Financial Instruments” means any mortgage, deed of covenant, the general assignment or such other financial security instruments as may be granted to the Owners’ Financier as security for the obligations of the Owners in relation to the financing or refinancing of the acquisition of the Vessel.

“Fixed Charterhire” means the portion of Charterhire payable under Clause 36.3(a).

“Flag State” means the flag state as stated in Box 5 of this Charter or such other flag state as may be approved in writing by the Owners (such approval not to be unreasonably withheld or delayed).

"Fuel EU Maritime" means Fuel EU Maritime Regulation 2023/1805 dated 13 September 2023 on the use of renewable and low-carbon fuels in maritime transport, and amending Directive 2009/16/EC.

“General Assignment” means the general assignment in agreed form which is executed or to be executed by the Charterers in favour of the Owners in respect of the Vessel, pursuant to which the Charterers shall, inter alia, assign its rights in relation to amongst others (i) Insurances, Earnings and Requisition Compensation and (ii) any Approved Sub-charter (provided that in the case of a sub-time charter, such sub-time charter has a balance duration exceeding or capable of exceeding 13 months in the period on and following the Commencement Date)  in favour of the Owners.

"Group" means the Guarantor and its subsidiaries (whether directly or indirectly owned) for the time being.

“Guarantee” means the guarantee executed by the Guarantor in favour of the Owners on or about the date hereof.

“Guarantor” means Seanergy Maritime Holdings Corp., a corporation incorporated in the Republic of Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.

“Handling Fee Letter” means any fee letter dated on or around the date hereof setting out the handling fee or other fee payable by the Charterers to the Owners pursuant to Clause 42.1.

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“Historic Term SOFR” means the most recent applicable Term SOFR for a period equal in length to the relevant Term and which is as of a day which is no more than three US Government Securities Business Days before the Quotation Day.

“Holding Company” means, in relation to a person, any other person in relation to which it is a subsidiary.

“IAPPC” means a valid international air pollution prevention certificate for the Vessel issued pursuant to the MARPOL Protocol.

“Initial Charterhire Principal Balance without Balloon” means the Net Purchase Price minus the Charterhire Balloon Instalment.

“Insurances” means:

(a)
all policies and contracts of insurance, including entries of the Vessel in any protection and indemnity or war risks association, which are effected in respect of the Vessel or otherwise in relation to it whether before, on or after the date of this Charter; and

(b)
all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Charter;

"Interest Rate" means, in relation to Variable Charterhire, the aggregate of the Reference Rate and the Margin.

“Interpolated Historic Term SOFR” means the rate which results from interpolating on a linear basis between:

(a)	either:

(i)
the most recent applicable Term SOFR (as of a day which is not more than three US Government Securities Business Days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the relevant Term; or

(ii)
if no such Term SOFR is available for a period which is less than the relevant Term, SOFR for a day which is no more than five US Government Securities Business Days (and no less than two US Government Securities Business Days) before the Quotation Day; and

(b)
the most recent applicable Term SOFR (as of a day which is not more than three US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the relevant Term.

“Interpolated Term SOFR” means the rate which results from interpolating on a linear basis between:

(a)	either

(i)	the applicable Term SOFR (as of the Quotation Day, prior to 5pm (New York time)) for the longest period (for which Term SOFR is available) which is less than the relevant Term; or

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(ii)
if no such Term SOFR is available for a period which is less than the relevant Term, SOFR for the day which is two US Government Securities Business Days before the Quotation Day, prior to 5pm (New York time); and

(b)	the applicable Term SOFR (as of the Quotation Day, prior to 5pm (New York time)) for the shortest period (for which Term SOFR is available) which exceeds the relevant Term.

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended, supplemented or replaced from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

"ISPS Code" means the International Ship and Port Security Code as adopted by the Conference of Contracting Governments to the Safety of Life at Sea Convention 1974 on 13 December 2002 and incorporated as Chapter XI-2 of the Safety of Life at Sea Convention 1974, as the same may be supplemented or amended from time to time.

"ISSC" means an International Ship Security Certificate issued under the ISPS Code.

"ISM Company” means the entity responsible for the Vessel's compliance with the ISM Code at any relevant time.

“Leasing Documents” means this Charter, the MOA and the Security Documents.

“Major Casualty” means any casualty to the Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds US$1,000,000 or the equivalent in any other currency.

“Manager’s Undertaking” means each of the letters of undertaking, in agreed form, to be executed by the relevant Approved Manager under which, amongst others, such Approved Manager agrees to assign its rights (if any) in Insurances in favour of the Owners as well as subordinate its rights against the Charterers to the rights of the Owners.

"Mandatory Sale Date” means such date which the Charterers are required to pay the Mandatory Sale Price to the Owners under Clause 46 (Mandatory Sale).

“Mandatory Sale Notice” means the written notice from the Owners to the Charterers as described under Clause 46.1 above.

"Mandatory Sale Price" means, in respect of any date (for the purposes of this definition only, the "Relevant Date"), the aggregate of:

(a)	the Charterhire Principal Balance as at the Relevant Date;

(b)	any accrued but unpaid Variable Charterhire, as at the Relevant Date;

(c)	any Breakfunding Costs;

(d)
any costs incurred and expenses incurred by the Owners (and the Owners’ Financier (if any)) in locating, repossessing or recovering the Vessel or collecting any payments due under this Charter or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Leasing Documents and any default interest in relation thereto;

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(e)
any direct losses and liabilities and documented costs and expenses (including, without limitation, legal fees) incurred by the Owners in connection with the termination of this Charter under Clause 46 (Mandatory Sale); and

(f)	all other outstanding amounts payable under the Leasing Documents together with any applicable interest thereon.

“Margin” means 2.55% per annum.

“Market Value” means, in relation to the Vessel, the arithmetic mean of the valuations shown by two (2) valuation reports each addressed to the Owners and prepared (at the Charterers’ Cost):

(i)	on a date no earlier than thirty (30) days prior to the relevant date of determination;

(ii)	by Approved Valuers;

(iii)	without physical inspection of the Vessel or other vessel; and

(iv)
on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment or such other basis as may be agreed between the Charterers and the Owners.

"MARPOL Carbon Intensity Regulations" means the regulations contained in Chapters 1, 2 and 4 of Revised MARPOL Annex VI which relate to “Regulations on the Carbon Intensity of International Shipping” and Resolution MEPC.328(76) implementing the CII and any associated guidelines and/or subsequent amendments, including the Ship Energy Efficiency Management Plan (SEEMP).

“MARPOL Protocol” means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as amended in 1978 and 1997).

“Material Adverse Effect” means, in the reasonable opinion of the Owners, a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Obligor; or

(b)	the ability of any Obligor to perform its obligations under any Leasing Document to which it is a party; or

(c)
the validity or enforceability of, or the effectiveness or ranking of any Security Interests granted pursuant to any of the Leasing Documents or the rights or remedies of the Owners under any of the Leasing Documents.

“MOA” means the memorandum of agreement entered into by the Sellers and the Buyers dated on the date hereof in relation to the sale and purchase of the Vessel.

“Net Purchase Price” has the meaning given to such term in the MOA.

"Net Sales Proceeds" has the meaning given to it under Clause 41.4(b)(ii).

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“Obligor” means any of the Charterers, the Guarantor, the Shareholder, any Approved Manager (other than a Third Party Approved Manager) and only in relation to a Security Document any party entering into such Security Document or any other party providing security for the Charterers’ obligations under this Charter pursuant to a Security Document.

“Original Financial Statements” means the audited financial statements (in English) of the Guarantor and the unaudited financial statements (in English) of the Charterers for the financial year ended 31 December 2023.

“Original Jurisdiction” means, in relation to any Obligor, the jurisdiction under whose laws they are incorporated as at the date of this Charter.

“Other Charter” means, in relation to each Other Vessel, a bareboat charterparty entered into between the relevant Other Owner, as owner, and the corresponding Other Charterer, as bareboat charterer.

“Other Charterer” means either Icon Ocean Navigation Co., a corporation incorporated in the Republic of Liberia and Patriot Shipping Co., a corporation in the Republic of the Marshall Islands (and “Other Charterers” mean both of them).

“Other Owner” means either Hao Cancer Limited or Hao Virgo Limited, each incorporated in the Republic of Liberia.

“Other Security Documents” means the Security Documents (as defined in any Other Charter) in respect of such Other Charter.

“Other Vessel” means any of the bulk carriers named “Kinokawa Maru” (to be renamed “Iconship”) with IMO number 9641895 and “Patriotship” with IMO number 9446441.

“Owners’ Financier” shall have the meaning as defined under Clause 59.2(a).

“Owners’ Sale” shall have the meaning as defined under Clause 41.4(b)(ii).

“Party” means any party to this Charter.

“Payment Date” shall have the meaning as defined under Clause 36.3.

“Payment Notice” shall have the same meaning as defined under the MOA.

“Permitted Security Interests” means:

(a)	Security Interests created by a Leasing Document or a Financial Instrument;

(b)	liens for unpaid master’s and crew’s wages in accordance with the ordinary course of operation of the Vessel or in accordance with usual reputable maritime practice;

(c)	liens for salvage;

(d)	liens for master’s disbursements incurred in the ordinary course of trading;

(e)
any other liens arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel provided such liens do not secure amounts more than thirty (30) days overdue;

(f)
any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Owners are prosecuting or defending such action in good faith by appropriate steps; and

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(g)
Security Interests arising by operation of law in respect of taxes which are not overdue or for payment of taxes which are overdue for payment but which are being contested by the Owners or the Charterers in good faith by appropriate steps and in respect of which adequate reserves have been made.

“Pertinent Document” means any Approved Sub-charter and each of the Leasing Documents.

“Potential Termination Event” means, an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Owners and/or the satisfaction of any other condition, would constitute a Termination Event.

“Prepositioning Date” shall have the same meaning as defined under the MOA.

"Purchase Obligation" means the purchase obligation referred to in Clause 50 (Purchase obligation).

"Purchase Obligation Price" means an amount equal to US$100.

"Purchase Option" means the early purchase option which the Charterers are entitled to exercise pursuant to Clause 49 (Purchase option).

"Purchase Option Date" has the meaning given to that term in Clause 49.1.

“Purchase Option Fee” means:

(a)
one point five per cent. (1.50%) of the Charterhire Principal Balance as at the Purchase Option Date, if the Purchase Option Date falls after the Commencement Date up to and including the third (3rd) anniversary of the Commencement Date; or

(b)	nil, if the Purchase Option Date falls after the third (3rd) anniversary of the Commencement Date.

"Purchase Option Notice" has the meaning given to that term in Clause 49.1.

"Purchase Option Price" means the aggregate of:

(a)	the Charterhire Principal Balance as at the Purchase Option Date;

(b)	the applicable Purchase Option Fee;

(c)	any accrued but unpaid Variable Charterhire as at the Purchase Option Date;

(d)	a nominal fee of US$100;

(e)	any Breakfunding Costs;

(f)
any costs incurred and expenses incurred by the Owners in collecting any payments due under this Charter or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Leasing Documents and any default interest in relation thereto;

(g)
any reasonable and documented losses, liabilities, costs and expenses (including, without limitation, legal fees) incurred by the Owners in connection with the exercise of the Purchase Option under Clause 49 (Purchase option); and

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(h)	all other amounts due and outstanding under this Charter and the other Leasing Documents together with any applicable interest thereon.

“Purchase Price” has the meaning given to such term in the MOA.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, ten (10) US Government Securities Business Days before the first day of that period (or such earlier date as may be mutually agreed between the Owners and the Charterers} unless market practice differs in the relevant interbank market in which case the Quotation Day will be determined by the Owners in accordance with that market practice in the relevant interbank market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

"Quoted Tenor" means, in relation to Term SOFR, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

"Reference Rate" means, in relation to a Term:

(a)	the applicable Term SOFR for three (3) months as of the relevant Quotation Day; or

(b)	as otherwise determined pursuant to Clause 37 (Changes to the calculation of interest),

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

“Relevant Jurisdiction” means, in relation to each Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any property owned by it and charged under a Pertinent Document is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	any jurisdiction whose laws govern the perfection of any of the Pertinent Documents entered into by it creating a Security Interest.

“Relevant Person” means each of the Charterers, the Other Charterers, the Shareholder, the Guarantor, any Approved Manager and any other party providing security in favour of the Owners in connection with the Charterers’ obligations under this Charter.

"Requisition" means:

(a)
any expropriation, confiscation, requisition (excluding a requisition for hire or use for a fixed period equal to or less than one (1) year without any right to an extension, such requisition not involving a requisition for title) or acquisition of the Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any arrest, capture or seizure of the Vessel (including any hijacking or theft) by any person whatsoever.

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“Requisition Compensation” includes all compensation or other moneys payable to the Charterers by reason of any Requisition or any arrest or detention of the Vessel in the exercise or purported exercise of any lien or claim.

“Restricted Countries” means those countries or territories subject to country-wide or territory-wide Sanctions and/or trade embargoes or whose government is the target of Sanctions, in particular but not limited to pursuant to the U.S.'s Office of Foreign Asset Control of the U.S. Department of Treasury (“OFAC”) including at the date of this Charter, but without limitation, Iran, Cuba, Iran, North Korea, Syria and Crimea and Venezuela and any additional countries or territories based on respective country-wide or territory-wide Sanctions being imposed by OFAC or any of the regulative bodies referred to in the definition of Restricted Persons.

“Restricted Person” means a person, entity or any other parties (i) located, domiciled, resident or incorporated in Restricted Countries, and/or (ii) owned or controlled by or affiliated with persons, entities or any other parties as referred to in (i).

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)	imposed by law or regulation of United Kingdom, the Council of the European Union, the United Nations or its Security Council, the United States of America or the People’s Republic of China; or

(b)	otherwise imposed by any law or regulation binding on a Party or to which a Party is subject.

“Security Documents” means each of the Guarantee, the Account Security, the General Assignment, the Shares Security Deed, the Manager’s Undertakings, the Trust Deed and any other security documents granting a Security Interest in respect of the obligations of the Charterers under or in connection with this Charter.

“Security Interest” means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; or

(c)
any other right which confers on a creditor or potential creditor a right or privilege to receive the amount actually or contingently due to it ahead of the general unsecured creditors of the debtor concerned; however this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Sellers” means the Charterers acting in their capacity as seller of the Vessel under the MOA.

“Shareholder” means the Guarantor acting in its capacity as shareholder of the Charterers.

“Shares Security Deed” means the pledge of shares executed or to be executed by the Shareholder in favour of the respective Owners over the shares in the respective Charterers, in agreed form.

"SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

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"Term" means a period of three (3) months’ duration or any other period agreed between the Owners and the Charterers, provided that:

(a)	the first Term shall commence on (and include) the Commencement Date;

(b)	each subsequent Term shall commence on (and include) the last day of the preceding Term;

(c)	any Term which would otherwise overrun a Payment Date shall instead end on (and include) that Payment Date; and

(d)	any Term which would otherwise extend beyond the Charter Period shall instead end on (and include) the last day of the Charter Period.

"Term SOFR" means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

“Termination Event” means any event described in Clause 45 (Termination Events).

“Termination Fee” means two per cent. (2%) of the Charterhire Principal Balance provided that the Termination Purchase Price becomes payable in accordance with Clause 45.2 (other than where the Owners’ right to terminate the Charter under Clause 45.2 arises directly from a Total Loss of the Vessel).

“Termination Notice Date” shall have the meaning as defined under Clause 45.2.

"Termination Purchase Price" means, in respect of any date (for the purposes of this definition only, the "Relevant Date"), the aggregate of:

(a)	the Charterhire Principal Balance as at the Relevant Date;

(b)	any accrued but unpaid Variable Charterhire, as at the Relevant Date;

(c)	the Termination Fee as at the Relevant Date (if applicable) (except in the case of a Total Loss);

(d)	any Breakfunding Costs;

(e)
any costs incurred and expenses incurred by the Owners (and the Owners’ Financier (if any)) in locating, repossessing or recovering the Vessel or collecting any payments due under this Charter or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Leasing Documents and any default interest in relation thereto;

(f)
any direct losses and liabilities and documented costs and expenses (including, without limitation, legal fees) incurred by the Owners in connection with the termination of this Charter under Clause 45 (Termination Events); and

(g)	all other outstanding amounts payable under the Leasing Documents together with any applicable interest thereon.

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"Third Party Approved Manager” means any Approved Manager not being a subsidiary of the Guarantor.

“Total Loss” means:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Vessel; or

(b)	any Requisition of the Vessel unless the Vessel is returned to the full control of the Borrower within forty five (45) days of such Requisition.

“Total Loss Date” means:

(a)	in the case of an actual loss of the Vessel, the date on which it occurred or, if that is unknown, the date when the Vessel was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Vessel, the earlier of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Owners with the insurers in which the insurers agree to treat the Vessel as a Total Loss;

(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Owners that the event constituting the total loss occurred.

"Trust Deed" means a trust deed dated on or around the date of this Charter entered into between the Owners, the Other Owners, the Charterers, the Other Charterers, the Guarantor, the Shareholder and the Approved Managers  which, inter alia, sets out the obligations of the Owners or any Other Owner (as the case may be) in respect of holding on trust all moneys or other assets received or recovered by or on behalf of the Owners and the Other Owners by virtue of any Security Interest or other rights granted to the Owners and/or Other Owners under or by virtue of the Security Documents and/or Other Security Documents.

"US Government Securities Business Day" means any day other than:

(a)	a Saturday or a Sunday; and

(b)
a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

"US Tax Obligor" means (a) a person which is resident for tax purposes in the United States of America or (b) a person some or all of whose payments under the Leasing Documents are from sources within the United States for United States federal income tax purposes.

"Variable Charterhire" means, in relation to a Payment Date, the interest component of charterhire payable calculated by applying the applicable Interest Rate for the relevant Term to the Charterhire Principal Balance as at such date immediately prior to such Payment Date (and in the case of the first Payment Date, on the Net Purchase Price as of the Commencement Date).

“Vessel” means the bulk carrier named “Hellasship” with IMO number 9574236.

61.2	In this Charter:

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“agreed form” means, in relation to a document, such document in a form agreed in writing between the Owners and the Charterers and, if required by the Owners in their sole discretion, the Owners’ Financier;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“continuing” means, in relation to any Termination Event, a Termination Event which has not been waived by the Owners and in relation to any Potential Termination Event, a Potential Termination Event which has not been waived by the Owners or remedied to the satisfaction of the Owners;

“control” over a particular company means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(a)	cast, or control the casting of, more than fifty one per cent. (51%), of the maximum number of votes that might be cast at a general meeting of such company; or

(b)	appoint or remove all, or the majority, of the directors or other equivalent officers of such company; or

(c)	give directions with respect to the operating and financial policies of such company with which the directors or other equivalent officers of such company are obliged to comply;

“cost of funds”, unless a contrary indication appears, in relation to the Charterhire Principal Balance or any part thereof, means the average cost (determined either on an actual or a notional basis) which the Owners would incur if it were to fund, from whatever source(s) they may reasonably select, an amount equal to the amount of the Charterhire Principal Balance or that part thereof for a period equal in length to the Term of the Charterhire Principal Balance or that part thereof.

“document” includes a deed; also a letter, fax or telex;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 61.3;

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“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Clubs including pollution risks, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

“subsidiary” has the meaning given in Clause 61.4; and

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine.

61.3
Meaning of “month”.  A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)	on the Business Day preceding the numerically corresponding day if the numerically corresponding day is not a Business Day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

61.4	Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P; or

(e)	and any company of which S is a subsidiary is a parent company of S.

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61.5	In this Charter:

(a)
references to a Pertinent Document or any other document being in the form of a particular appendix or to any document referred to in the recitals include references to that form with any modifications to that form which the Owners approve;

(b)	references to, or to a provision of, a Pertinent Document or any other document are references to it as amended or supplemented, whether before the date of this Charter or otherwise;

(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Charter or otherwise; and

(d)	words denoting the singular number shall include the plural and vice versa.

61.6
Headings.  In interpreting a Pertinent Document or any provision of a Pertinent Document, all clauses, sub-clauses and other headings in that and any other Pertinent Document shall be entirely disregarded.

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SCHEDULE 1

Acceptance Certificate

HELLAS OCEAN NAVIGATION CO. (the “Charterers”) hereby acknowledges that at          hours on          , there was delivered to, and accepted by, the Charterers the Vessel known as m.v. “HELLASSHIP”, registered in the name of HAO LEO LIMITED (the “Owners”) under the flag of the Republic of Liberia with official number ___________ under a bareboat charter dated ____________________ (the “Charter”) and made between the Owners and the Charterers and that Delivery (as defined in the Charter) thereupon took place and that, accordingly, the Vessel is and will be subject to all the terms and conditions contained in the Charter.

The Charterers warrant that the representations and warranties made by them in Clause 47 (Representations and Warranties) of the Charter remain correct and that no Termination Event (as defined in the Charter) has occurred and is continuing at the date of this Acceptance Certificate.

Name:
Title: Attorney-in-fact
for and on behalf of
HELLAS OCEAN NAVIGATION CO.
Date:

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SCHEDULE 2

PART A

The following are the documents referred to in Clause 34.2(e)(i):

1	Corporate Authority

1.1	A copy of the constitutional documents of each Obligor.

1.2	If required, a copy of the resolutions of the board of directors (or equivalent) of the Guarantor and the Charterers

(a)	approving the terms of, and the transactions contemplated by, the Leasing Documents to which it is a party and resolving that it execute the Leasing Documents to which it is a party;

(b)	authorizing a specified person or persons to execute the Leasing Documents to which it is a party on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under, or in connection with, the Leasing Documents to which it is a party.

1.3
If applicable, a copy of the power of attorney of any party (other than any Approved Sub-charterer) to a Leasing Document authorising a specified person or persons to execute the Leasing Documents to which it is a party.

1.4	If required, a specimen of the signature of each person authorized by the resolution referred to in paragraph 1.2 above.

1.5	If required, a copy of the resolutions signed by all the holder(s) of the issued shares of the Charterers, approving the terms of, and the transactions contemplated by such Leasing Document.

1.6
A certificate of an officer or authorized signatory of each Obligor party to a Leasing Document certifying that each copy document relating to it specified in this Schedule 2 Part A is correct, complete and in full force and effect as at a date no earlier than the date of this Charter.

2	Leasing Documents

2.1
Duly executed copies of each Leasing Document (other than the General Assignment, the Manager’s Undertakings, the Shares Security Deed, the Account Security and the Trust Deed) and of each document to be delivered under each of them.

2.2	Agreed forms of the General Assignment, the Manager’s Undertakings, the Shares Security Deed, the Account Security and the Trust Deed, and of each document to be delivered under each of them.

3	Valuation(s) of the Vessel

Valuation(s) of the Vessel, addressed to the Owners and dated not earlier than thirty (30) days before the Commencement Date indicating that the Vessel’s Market Value is not less than 120% of the Net Purchase Price.

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4	Vessel Documents

4.1	A copy of each executed Approved Management Agreement establishing that the Vessel will, as from the Commencement Date, be managed by such Approved Manager and approved by the Owners.

4.2	A copy of the Document of Compliance of the relevant Approved Technical Manager in respect of technical management of the Vessel.

5	Legal opinions

5.1
An agreed form legal opinion by English legal advisers to the Owners on such matters on the laws of England in relation to the documents listed in paragraphs 2.1 and 2.2 of Part A of this Schedule, in form and substance acceptable to the Owners.

5.2
Agreed forms of legal opinions by lawyers appointed by the Owners on such matters relating to the documents listed in paragraphs 2.1 and 2.2 of Part A of this Schedule, concerning the laws of Liberia, Marshall Islands, Greece and such other relevant jurisdictions as the Owners may require, in form and substance acceptable to the Owners.

6	Vessel Insurances

6.1	Agreed form of letters of undertaking and certificates of entry (as the case may be) relating to insurances as set out in Clause 39 (Insurance) acknowledged by the relevant insurer, insurance broker, protection and indemnity association or war risks association (as the case may be).

6.2	An insurance report by an insurance advisor appointed by the Owners (but at the cost of the Charterers) in an agreed form acceptable to the Owners.

7	Approved Sub-charter

Copies of the relevant Approved Sub-charter to be in force and effect as at the Commencement Date.

8	Payment Notice

A duly completed Payment Notice to be received by the Owners not later than two (2) Business Days (or such other shorter period agreed with the Owners) prior to the Prepositioning Date.

9	Sellers’ payment of balance early purchase price

Evidence that the Sellers have paid the Delivery Shortfall (as defined under the MOA) not later than one (1) Business Day prior to the Prepositioning Date in accordance with Clause 18 of the MOA.

10	Deed of Release

An agreed form deed of release discharging (i) all of the Charterers’ obligations under the Existing Charter and documents conferring Security Interests entered into in connection with the Existing Charter and (ii) all Security Interests encumbering the Vessel or any part thereof (if any), in such form as is satisfactory to the Owners.

11	Others

11.1	Evidence that the Earnings Account has been opened.

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11.2	Copies of the Original Financial Statements.

11.3
Evidence that the Handling Fee (if due) and any fees, costs and expenses then due from the Charterers to the Owners under the Leasing Documents have been paid to and received by, or will be paid to and received by, the Owners.

11.4
Such evidence relating to a Relevant Person as the Owners may reasonably require for their (or their financiers) to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the Pertinent Documents.

11.5
A copy of any other consents, approvals, authorization or other document, opinion or assurance which the Owners consider to be reasonably desirable in connection with the entry into and performance of the transactions contemplated by any of the documents listed in paragraphs 2.1 and 2.2 of Part A of this Schedule or for the validity and enforceability of such documents.

11.6	If required, evidence that any process agent referred to under the Leasing Documents has accepted its appointment.

11.7	Such other information and documents as the Owners may require by giving reasonable notice to the Charterers.

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PART B

The following are the documents referred to in Clause 34.2(e)(ii):

1	Security Documents

Duly executed copies of each of the General Assignment, the Managers’ Undertakings, the Shares Security Deed, the Account Security and the Trust Deed and of each document to be delivered under each of them.

2	Vessel Documents in relation to Title

Documentary evidence that the Vessel:

(a)	is or will be definitively registered in the name of the Owners under the Flag State;

(b)	is or will be in the absolute and unencumbered ownership of the Owners; and

(c)	has been or will be unconditionally delivered by the Sellers to the Buyers pursuant to the terms of the MOA.

3	Vessel Document

A copy of the Vessel’s class certificate evidencing that the Vessel maintains such classification (free of any overdue recommendations and conditions) as is acceptable to the Owners.

4	Deed of Release

An executed deed of release discharging (i) all of the Charterers’ obligations under the Existing Charter and documents conferring Security Interests entered into in connection with the Existing Charter and (ii) all Security Interests encumbering the Vessel or any part thereof (if any), in such form as is satisfactory to the Owners.

5	Others

5.1
Evidence that any fees, costs and expenses then due from the Charterers to the Owners under the Leasing Documents have been paid to and received by, or will be paid to and received by, the Owners, on Delivery of the Vessel.

5.2	Such other documents as the Owners may reasonably require by giving two (2) Business Days' prior written notice to the Charterers.

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PART C

The following are the documents referred to in Clause 34.2(e)(iii):

1	Vessel Documents

Not later than 2 Business Days from the Commencement Date, copies of the Vessel’s Safety Management Certificate (together with any other details of the applicable safety management system which the Owners require) and of any other documents required under the ISM Code and the ISPS Code (including without limitation an ISSC and IAPPC).

2	Registration of security

Documentary evidence that, if applicable, the Security Interests intended to be created by the Security Documents have been duly perfected within the time periods as set out under applicable law.

3	Legal opinions

Not later than three (3) Business Days after the Commencement Date, issued signed copies of the legal opinions referred to in paragraphs 5.1 and 5.2 of Schedule 2 Part A.

4	Insurances

(a)
Not later than fifteen (15) Business Days after the Commencement Date, receipt of copies of the executed letters of undertaking and certificates of entry (as the case may be) relating to insurances as set out in Clause 39 (Insurance) acknowledged by the relevant insurer, insurance broker, protection and indemnity association or war risks association (as the case may be), each in the agreed form under paragraph 6.1 of Schedule 2 Part A.

(b)	Not later than twenty (20) Business Days after the Commencement Date, the signed insurance report in the form agreed under paragraph 6.2 of Schedule 2 Part A.

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EXECUTION PAGE

OWNERS

SIGNED BY	)
for and on behalf of	) /s/ Yang Guangyi
HAO LEO LIMITED	) Attorney-in-fact

in the presence of	)

Witness’ signature: /s/ Yixin Zhang	)
Witness’ name:	) Yixin Zhang
Witness’ address:	)
16/F, Hangrong Mansion, 1481 Guozhan Road, Pudong, Shanghai, China

CHARTERERS

SIGNED BY Stavros Gyftakis	)
attorney-in-fact	) /s/ Stavros Gyftakis
for and on behalf of	)
HELLAS OCEAN NAVIGATION CO.	)
in the presence of	)

Witness’ signature:	) /s/ Maria Moschopoulou
Witness’ name: Maria Moschopoulou	)
Witness’ address: 154 Vouliagmenis Avenue,	)
16674 Glyfada, Athens Greece

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